EXHIBIT I

EIB Governing Bodies

The composition of the Bank’s governing bodies, the curriculum vitae of their members and additional information on the remuneration arrangements are regularly updated and posted on the EIB’s website: www.eib.org

Board of Governors

Chairman	Georgios ALOGOSKOUFIS (Greece)

Belgium	Didier REYNDERS	Ministre des Finances
Denmark	Bendt BENDTSEN	Økonomi – og erhvervsminister
Germany	Hans EICHEL	Bundesminister der Finanzen
Greece	Georgios ALOGOSKOUFIS	Minister of Economy and Finance
Spain	Rodrigo DE RATO Y FIGAREDO	Vicepresidente Primero del Gobierno y Ministro de Economía
France	Francis MER	Ministre de l’Économie, des Finances et de l’Industrie
Ireland	Charles McCREEVY	Minister for Finance
Italy	Giulio TREMONTI	Ministro dell’Economia e delle Finanze
Luxembourg	Jean-Claude JUNCKER	Premier Ministre, Ministre d’État, Ministre des Finances
Netherlands	Gerrit ZALM	Minister van Financiën
Austria	Karl-Heinz GRASSER	Bundesminister für Finanzen
Portugal	Manuela FERREIRA LEITE	Ministra de Estado e das Finanças
Finland	Ulla-Maj WIDEROOS	Ministeri, Valtiovarainministeriö
Sweden	Bosse RINGHOLM	Finansminister
United Kingdom	Gordon BROWN	Chancellor of the Exchequer

Audit Committee

Chairman	Caj NACKSTAD	Partner, KPMG, Stockholm

Members	Michael P. HARALABIDIS	Deputy Director, Group Risk Management, National Bank of Greece, Athens

	Marc COLAS	Premier Conseiller de Gouvernement, Luxembourg

Observer	Alicia DÍAZ ZURRO	Interventora General de la Administración del Estado, Ministerio de Hacienda, Madrid

Management Committee

President	Philippe MAYSTADT

Vice-Presidents	Wolfgang ROTH
Peter SEDGWICK
Isabel MARTÍN CASTELLÁ
Michael G. TUTTY
Gerlando GENUARDI
Philippe de FONTAINE VIVE CURTAZ
Sauli NIINISTÖ

The EIB’s President also chairs the Bank’s Board of Directors.

Situation at 11 March 2004

Board of Directors

Directors
Jean-Pierre ARNOLDI	Administrateur général de la Trésorerie, Service Public Fédéral Finances, Brussels
Lorenzo BINI SMAGHI	Dirigente Generale, Capo della Direzione III, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome
Karl-Ernst BRAUNER	Ministerialdirektor, Bundesministerium für Wirtschaft und Arbeit, Berlin
M.-Alexandra da COSTA GOMES	Member of the Board of Directors of the EIB, Lisbon
Iñigo FERNÁNDEZ DE MESA	Subdirector General de Coordinación de la Unión Económica y Monetaria, Ministerio de Economía, Madrid
Kurt Arne HALL	Finansråd, Internationella avdelningen, Finansdepartementet, Stockholm
Barrie IRETON	Director, International Division, Department for International Development, London
Jan Willem van der KAAIJ	Plaatsvervangend Directeur van de Directie Buitenlandse Financiële Betrekkingen, Ministerie van Financiën, The Hague
John KINGMAN	Enterprise and Growth Unit Director, H.M. Treasury, London
Rainer MASERA	Presidente, Sanpaolo IMI, Turin
Constantinos MASSOURAS	Director for Financial and Fiscal Policy Affairs, Ministry of Economy and Finance, Athens
Ingrid MATTHÄUS-MAIER	Mitglied des Vorstandes der Kreditanstalt für Wiederaufbau, Frankfurt/Main
Tytti NORAS	Lainsäädäntöneuvos, valtiovarainministeriö, Helsinki
Klaus OEHLER	Stellvertretender Abteilungsleiter für Internationale Finanzinstitutionen,
Bundesministerium für Finanzen, Vienna
Noel Thomas O’GORMAN	Second Secretary-General, Banking, Finance and International Division,
Department of Finance, Dublin
Stéphane-Emmanuelle PALLEZ	Chef du Service des Affaires européennes et internationales, Direction du Trésor,
Ministère de l’Économie, des Finances et de l’Industrie, Paris
María PÉREZ RIBES	Vocal Asesor, Coordinadora de Instituciones Financieras Europeas,
Dirección General de Financiación Internacional, Ministerio de Economía, Madrid
Vincenzo PONTOLILLO	Direttore Centrale, Banca d’Italia, Rome
Per Bremer RASMUSSEN	Finansdirektør, Økonomi- og Erhvervsministeriet, Copenhagen
Klaus REGLING	Director-General for Economic and Financial Affairs, European Commission, Brussels
Gaston REINESCH	Directeur général, Ministère des Finances, Luxembourg
Pierre RICHARD	Administrateur délégué, DEXIA, Paris
Sigrid SELZ	Ministerialdirektorin, Bundesministerium der Finanzen, Berlin
Jean-Michel SEVERINO	Directeur général, Groupe Agence Française de Développement, Paris
Timothy STONE	International Chairman, PPP Advisory Services, KPMG Corporate Finance, London

Alternates
Marc AUBERGER	Directeur général délégué de la Société française de garantie des financements des PME
(SOFARIS – groupe BDPME), Paris
Stefania BAZZONI	Dirigente, Direzione Rapporti Finanziari Internazionali, Dipartimento del Tesoro,
Ministero dell’Economia e delle Finanze, Rome
Giampaolo BOLOGNA	Dirigente, Direzione del Contenzioso Comunitario, Dipartimento del Tesoro,
Ministero dell’Economia e delle Finanze, Rome
Anne-Laure de COINCY	Chef du Bureau des Affaires Européennes, Direction du Trésor, Ministère de l’Économie, des Finances et de l’Industrie, Paris
Guy CRAUSER	Special Adviser, Regional Policy Directorate General, European Commission, Brussels
Michael CROSS	Chief Manager, Reserves Management, Foreign Exchange Division, Bank of England, London
Björn FRITJOFSSON	Departementsråd, Internationella avdelningen, Finansdepartementet, Stockholm
Niels FUGMANN	Chefkonsulent i Økonomi- og Erhvervsministeriet, Copenhagen
Karsten HINRICHS	Unterabteilungsleiter Multilaterale und Europäische Entwicklungspolitik,
Bundesministerium für wirtschaftliche Zusammenarbeit und Entwicklung, Bonn
Stewart JAMES	Head of European Union Coordination and Strategy, H.M. Treasury, London
Rudolf de KORTE	Alternate Member of the Board of Directors of the EIB, Wassenaar
Ralph MÜLLER	Leiter des Referats Haushalt der Europäischen Union, Bundesministerium der Finanzen, Berlin
Mário Manuel PINTO LOBO	Director-Geral de Assuntos Europeus e Relaçoes Internacionais, DGAERI, Ministério das Finanças, Lisbon
Situation at 16 March 2004

Lending Activity

In 2003, total lending amounted to 42.3 billion1 compared with 39.6 billion in 2002. In the Member Countries of the European Union, financing reached 34.2 billion; the Acceding and Accession countries attracted 4.6 billion, while the EIB devoted 3.6 billion to underpinning EU development aid and cooperation policies in the Partner Countries.

During 2003, the EIB pressed ahead with the operational priorities set in its Corporate Operational Plan for the period 2003-2005.

•	Fostering economic and social cohesion and regional development within the Union remains the Bank’s lending priority. Accordingly, 69% of individual loans in 2003 (16.3 billion) were directed towards projects located in assisted areas, while the corresponding proportion of global loans is estimated at around 61%. With the inclusion of operations in the Acceding and Accession Countries, the EIB’s contribution to fostering regional development totalled more than 27.4 billion in 2003.

•	With its Innovation 2010 Initiative (i2i), the Bank has extended its commitment to promoting the development of a knowledge-based, innovation-driven economy up to the end of 2010. In 2003, 6.2 billion was pumped into 58 projects (compared to 3.6 billion in 2002) in the three areas targeted by the initiative: 2.7 billion for the education and training sector; 2.1 billion for research and development; and 1.4 billion for the creation and dissemination of information and communications technologies. Since its launch in May 2000, the Bank has already signed loans worth 17 billion. i2i also ties in with the European Growth Initiative approved by the European Council in December 2003, which focuses on investment in the areas of innovation and R&D.

•	Individual loans in favour of the environment and quality of life totalled 12.3 billion: 10.7 billion in the European Union, 811 million in the Acceding and Accession Countries and 702 million in the Partner Countries. The environment accounted for 41% of aggregate lending under this heading. Within the EU, financing centred on the urban environment (6.8 billion), energy saving and renewable energies (2.6 billion), water treatment and air quality enhancement (1.5 billion) and the natural environment (869 million). In the Acceding Countries, the urban environment accounted for the bulk of investment. The Bank signed its first loan in Russia: 25 million for a wastewater treatment project in St. Petersburg.

•	The Acceding and Accession Countries received 4.6 billion. Transport infrastructure again attracted the lion’s share of investment (37%), while industry absorbed 19% in support of a number of projects in the motor vehicle sector. At the same time, the Bank expanded its operations in the health and education (14%) and environment sectors (18%).

[1]	Unless otherwise indicated, all amounts are expressed in EUR.

•	EIB backing for EU development aid and cooperation policies in the Partner Countries amounted to 3.6 billion in 2003.

In the Mediterranean Partner Countries, the favourable results of the Facility for Euro-Mediterranean Investment and Partnership (FEMIP), created in 2002 following the Barcelona European Council, encouraged the EIB to step up its support for private sector development. Loans totalling 2.1 billion were signed in 2003 (compared to 1.6 billion in 2002).

The Bank also provided loans for reconstruction and development in the Balkans region to the tune of 372 million.

Financing in furtherance of EU development aid and cooperation policies in other parts of the world broke down as follows: African, Caribbean and Pacific (ACP) Countries—463 million; South Africa—260 million; Asia and Latin America—348 million; Russia—25 million.

Three other areas are accorded priority under the Bank’s multi-annual Corporate Operational Plan (COP): SMEs, trans-European networks (TENs) and health and education:

•	Support for SME investment firstly takes the form of EIB global loans, which in 2003 totalled 4.9 billion. In tandem, the EIF invested 135 million in venture capital funds taking participations in fledgling SMEs and concluded 30 SME portfolio guarantee operations worth 2.2 billion.

•	Lending for trans-European networks (TENs) came to 5.3 billion within the Union and 1.7 billion in the Acceding Countries, where infrastructure development and rehabilitation needs are immense. Half of the operations in the EU were mounted in the form of public-private partnerships. Under the European Growth Initiative, the EIB will be reaffirming its commitment to TENs financing by dedicating some 50 billion over the period 2004-2010.

•	Financing in the health and education sectors ran to 3.3 billion within the EU and the Acceding and Accession Countries. In the Partner Countries, loans totalling 230 million were signed.

Overall activity in 2003 was once again dominated by lending for transport and telecommunications infrastructure (30%) and support for SMEs and small-scale local infrastructure (29%). Almost one third of aggregate loans went to environmental projects, while the share attracted by the health and education sectors (8%) doubled in comparison with 2002.

EIB Borrowing Activity

The Bank strengthened its position as the largest and leading supranational bond issuer and maintained the global reach of its funding activities, which span all major capital markets. The volume of borrowing increased by 11% to EUR 42 bn, raised through 310 transactions in 15 currencies. The volume of outstanding debt (excluding short-term borrowings) increased to EUR 189 bn at end 2003.

Issuance in EUR accounted for the largest share of borrowings (EUR 17 bn or 41% of the total). The Bank’s three core currencies accounted for 88% of funding before swaps (41% EUR, 30% USD, 17% GBP). Funds raised after swaps in these currencies amounted to 95% of the total (55% EUR, 23% USD, 17% GBP). Issuance in 12 additional currencies involved currencies of Acceding Countries (CZK, HUF, PLN, SKK), other European currencies (CHF, SEK, NOK), the Asia/Pacific region and Japan (AUD, HKD, JPY, TWD) and Africa (ZAR). This underlines the continued strength of diversification in EIB’s funding activities.

In its funding strategy, the Bank continued to pursue consistency and innovation. This involved issuing large liquid benchmarks in the three core currencies, while remaining responsive to opportunities for targeted and structured issuance across a diverse array of currencies.

Growth and Innovation

Whilst benchmark issuance further improved the liquidity and range of maturities available to investors, issuance in structured format was the primary source of growth. Structured issuance grew strongly to EUR 9.3 bn via 229 transactions (EUR 3.4 bn via 129 transactions in 2002). EIB’s tailor-made structured products offer investors opportunities to achieve enhanced yields coupled with a platform of the highest credit standing. EIB’s risk management policy continues to assure detailed analysis and adequate hedging against the various types of risk embedded in these issues. Non-structured issuance (benchmark and targeted) totalled EUR 32.8 bn through 81 transactions, representing 78% of total funds raised (compared with EUR 34.6 bn via 90 transactions, representing 91% of total issuance in 2002).

In EUR the Bank raised a total of EUR 17.3 bn. The key benchmark transactions were two new EUR 5 bn Global issues, in maturities of 5-years and 10-years respectively. The total volume of EUR benchmarks outstanding and traded on EuroMTS, a leading electronic platform for sovereigns and agencies, increased to 11 issues worth EUR 58 bn. There was also strong growth in structured issuance in the form of inflation-linked and callable bonds. Whilst non-structured issuance accounted for EUR 13.8 bn (EUR 12.8 bn in 2002), structured transactions grew sharply in terms of volume (to EUR 3.6 bn after EUR 0.5 bn in 2002).

Funds raised in USD amounted to USD 13.6 bn (EUR 12.4 bn). The main area of growth was structured issuance, with innovations including a first Global callable bond. Non-structured issuance raised USD 11 bn (EUR 10 bn) against USD 11.8 bn (EUR 13.2 bn) in 2002, through Global benchmark issues (3-year, 5-year and 10-year maturities) as well as through targeted issues in the Eurodollar market and Japan. Structured issuance more than doubled to USD 2.6 bn (USD 1.1 bn in 2002). Total outstandings of USD benchmark bonds reached USD 36 bn.

In GBP, the Bank remained the largest non-Gilt issuer, with over 8% market share, and raised GBP 4.9 bn (EUR 7.2 bn), up from GBP 3.9 bn (EUR 6.2 bn) in 2002. The further penetration of the UK retail market was key to the increased funding volume in GBP. Structured issuance was in the inflation-linked format and amounted to GBP 185 m (EUR 274 m) of which GBP 155 m were used to finance PFI healthcare and roads projects in the UK. The total volume of GBP benchmarks outstanding grew to GBP 35 bn.

In EU-Acceding Countries, EIB has continued to expand issuance in local currency in support of growing lending in the region. To facilitate this, EIB has maintained its long-term strategic approach to contributing to the development of markets in these countries. Issuance in EU-Acceding Country currencies more than doubled (compared with 2002) to an equivalent of EUR 1.3 bn, cementing EIB’s position as the a largest non-government issuer in both the region and in all four markets that it tapped (CZK, HUF, PLN, SKK). Borrowing highlights included increased placements of innovative structured products and exceptionally long maturities (notably in CZK and SKK).

Issuance in other European currencies involved a return to the Swedish bond market after a long absence. The Bank raised a total of SEK 4 bn (EUR 442 m), of which SEK 3.5 bn was launched in the form of Eurotributary issues (linked to the EUR benchmark EARN 2009) constituting the largest outstanding SEK issue in the Eurobond market.

The Bank further improved its presence in the Asia/Pacific region and in Japan, where JPY accounted for the largest share of issuance and grew strongly to JPY 291 bn (EUR 2.2 bn) from JPY 146 bn (EUR 1.2 bn) in 2002.

Another important source of growth was “Uridashi” transactions (Japan-targeted/non-JPY issues), conducted in AUD, EUR and USD. In ZAR, the Bank reinforced its position as the leading foreign issuer, raising ZAR 1.3 bn (EUR 153 m) and strengthened its benchmark role in the Eurorand market.

	Borrowings signed in 2003 (EUR million)
	Before swaps		After swaps
EUR	17 318	41.1%	22 931	54.7%
GBP	7 175	17.0%	7 393	17.6%
SEK	442	1.1%	659	1.6%
Total EU	24 935	59.2%	30 983	73.9%
AUD	470	1.1%	0	0.0%
CHF	161	0.4%	161	0.4%
CZK	678	1.6%	521	1.2%
HKD	122	0.3%	0	0.0%
HUF	339	0.8%	270	0.6%
JPY	2 201	5.2%	0	0.0%
NOK	226	0.5%	0	0.0%
PLN	156	0.4%	174	0.4%
SKK	94	0.2%	94	0.2%
TWD	180	0.4%	0	0.0%
USD	12 375	29.4%	9 665	23.1%
ZAR	153	0.4%	44	0.1%
Total Non-EU	17 155	40.8%	10 928	26.1%
Total	42 090	100%	41 911	100%

EIB Group Financial Statements

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2003

(In EUR‘000)

ASSETS		31.12.2003		31.12.2002

1. Cash in hand, balances with central banks and post office banks		11 555		16 100
2. Treasury bills eligible for refinancing with central banks (Note B)		1 611 353		1 530 847
3. Loans and advances to credit institutions
a) repayable on demand	219 757		118 433
b) other loans and advances (Note C)	13 287 301		9 947 089
c) loans ( Note D)	95 734 289		92 414 790

4. Loans and advances to customers		109 241 347		102 480 312
a) loans (Note D)	110 897 513		103 506 204
b) specific provisions (Note A.8.1)	-179 000		-175 000

		110 718 513		103 331 204
5. Debt securities including fixed-income securities (Note B)
a) issued by public bodies	2 705 798		3 376 557
b) issued by other borrowers	6 446 392		6 057 698

		9 152 190		9 434 255
6. Shares & other variable-yield securities (Note E)		937 949		888 286
7. Intangible assets (Note F)		8 075		9 848
8. Property, furniture and equipment (Note F)		125 666		117 645
9. Other assets
a) receivable in respect of EMS interest subsidies paid in advance (Note G)	0		283
b) sundry debtors (Note H)	461 487		1 088 401
c) positive replacement values (Note T)	6 536 736		8 847 859

		6 998 223		9 936 543
10. Prepayments and accrued income (Note I)		2 014 669		2 185 440

		240 819 540		229 930 480

OFF-BALANCE-SHEET ITEMS

		31.12.2003		31.12.2002
Commitments
- EBRD capital (Note E)
. uncalled		442 500		442 500
. to be paid in		16 875		25 313
- Undisbursed loans (Note D)
. credit institutions	8 772 897		7 412 732
. customers	31 591 535		29 109 614

		40 364 432		36 522 346
- Undisbursed venture capital operations		1 088 993		1 241 625
Guarantees (Note D)
- In respect of loans granted by third parties		1 983 741		1 914 976
- In respect of venture capital operations		60 526		64 810
Fiduciary operations (Note A.19.)		4 552 056		2 945 786
Assets held on behalf of third parties (Note A.18.):
- Growth and environment Pilot Project	5 192		6 714
- SME Guarantee Facility	113 121		105 795
- European Technology Facility	98 044		89 740
- Map Equity	29 725		18 104
- Guarantee Fund treasury management	1 600 474		1 646 292
- Investment Facility - Cotonou	204 653		0
- Map guarantee	17 966		6 728
- Seed Capital Action	103		100

		2 069 278		1 873 473

The bracketed notes refer to the Notes to the Consolidated Financial Statements.

LIABILITIES			31.12.2003		31.12.2002
1.	Amounts owed to credit institutions (Note J)
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	308 203		1 182 667

			308 203		1 182 667
2.	Debts evidenced by certificates (Note K)
	a) debt securities in issue	191 297 963		188 463 477
	b) others	1 203 079		898 071

			192 501 042		189 361 548
3.	Other liabilities
	a) interest subsidies received in advance (Note G)	260 207		289 954
	b) sundry creditors (Note H)	969 372		1 036 001
	c) sundry liabilities	53 707		46 994
	d) negative replacement values (Note T)	16 925 122		8 995 799

			18 208 408		10 368 748
4.	Accruals and deferred income (Note I )		3 323 993		3 896 429

5.	Provisions for liabilities and charges
	a) staff pension fund (Note L)	561 199		517 755
	b) provision for guarantees issued (Note M.2.)	45 396		42 357

			606 595		560 112
6.	Minority interests		229 180		217 732

7.	Capital
	– Subscribed	150 000 000		100 000 000
	– Uncalled	-142 500 000		-94 000 000

			7 500 000		6 000 000
8.	Consolidated reserves
	a) reserve fund	13 641 249		10 000 000
	b) additional reserves	-365 214		3 571 323
	c) special supplementary reserves	0		750 000

			13 276 035		14 321 323
9.	Funds allocated to structured finance facility		500 000		250 000

10.	Funds allocated to venture capital operations		1 868 769		1 499 091

11.	Fund for general banking risks after appropriation (Note M.1.)		1 050 000		1 105 000

12.	Profit for the financial year
	Before appropriation from/to fund for general banking risks	1 392 315		1 192 830
	Appropriation for the year from/to fund for general banking risks	55 000		-25 000
	Profit to be appropriated		1 447 315		1 167 830

			240 819 540		229 930 480

OFF-BALANCE-SHEET ITEMS

	31.12.2003	31.12.2002
Special deposits for service of borrowings (Note R)	160 176	284 367

Securities portfolio (Note A.4.)
- Securities receivable	18 309	17 776
- Securities payable	4 894	18 132

Nominal value of interest-rate swap and deferred rate-setting contracts (Note T)	155 065 118	128 418 546

Nominal value of currency swap contracts payable	50 172 472	42 046 481

Nominal value of currency swap contracts receivable	43 213 019	40 793 728

Nominal value of put option granted to EIF minority shareholders (Note A.1.2.)	254 520	247 275

Borrowings arranged but not yet signed	77 749	889 175

Swaps arranged but not yet signed	69	0

Securities lending	383 127	0

STATEMENT OF SPECIAL SECTION (1) AS AT 31 DECEMBER 2003

(In EUR‘000)

(amounts in foreign currency converted at exchange rates prevailing on 31 December 2003)

ASSETS		31.12.2003	31.12.2002

Member States
From resources of the European Community
(New Community Instrument for borrowing and lending)
Disbursed loans outstanding (2)		16 317	68 599

Turkey
From resources of Member States
Disbursed loans outstanding (3)		31 219	43 792

Mediterranean Countries
From resources of the European Community
Disbursed loans outstanding		191 884	201 606
Risk capital operations
– amounts to be disbursed		103 217	117 182
– amounts disbursed		222 644	201 576

		325 861	318 758

	Total(4)	517 745	520 364

African, Caribbean and Pacific State and Overseas Countries and Territories
From resources of the European Community

Yaoundé Conventions
Loans disbursed		40 303	41 564
Contributions to the formation of risk capital
Amounts disbursed		419	419

	Total(5)	40 722	41 983

Lomé Conventions
Operations from risk capital resources:
– amounts to be disbursed		539 164	633 407
– amounts disbursed		1 343 821	1 274 134

		1 882 985	1 907 541

Operations from other resources:
– amounts to be disbursed		6 813	8 000
– amounts disbursed		1 187	00

		8 000	8 000

	Total(6)	1 890 985	1 915 541

	TOTAL	2 496 988	2 590 279

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

(a)	Under the First, Second and Third Lomé Conventions: at 31.12.2003: 1 238 261 / at 31.12.2002: 1 332 075

(b)	Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2003: 146 256 / at 31.12.2002: 152 326

Note (1): The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording operations carried out by the European Investment Bank for the account of and under mandate from third parties. However, for the Investment Facility under the Cotonou Agreement separate financial statements are presented.

Note (2): Initial amount of contracts signed under Council Decisions: 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982, 83/200/EEC of 19 April 1983 and 87/182/EEC of 9 March 1987 for promoting investment within the Community, as well as 81/19/EEC of 20 January 1981 for reconstructing areas of Campania and Basilicata (Italy) struck by an earthquake on 23 November 1980 and 81/1013/EEC of 14 December 1981 for reconstructing areas in Greece struck by earthquakes in February and March 1981, under mandate, for the account and at the risk of the European Community:

Initial amount:		6 399 145
add: - exchange adjustments		+118 884
less: - cancellations	201 991
- repayments	6 299 721	-6 501 712

16 317

Note (3): Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member States.

Initial amount:		405 899
add: - exchange adjustments		+22 109
less: - cancellations	215
- repayments	396 574	-396 789

31 219

LIABILITIES	31.12.2003	31.12.2002

Funds under trust management
Under mandate from the European Communities
– New Community Instrument	16 317	68 599
– Financial Protocols with the Mediterranean Countries	414 528	403 182
– Yaoundé Conventions	40 722	41 983
– Lomé Conventions	1 343 821	1 274 134
– Other resources under the Lomé Conventions	1 187	0

	1 816 575	1 787 898

Under mandate from Member States	31 219	43 792

Total	1 847 794	1 831 690

Funds to be disbursed
On loans and risk capital operations in the Mediterranean Countries	103 217	117 182
On operations from risk capital resources under the Lomé Conventions	539 164	633 407
On operations from other resources under the Lomé Conventions	6 813	8 000

Total	649 194	758 589

TOTAL	2 496 988	2 590 279

Note (4): Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries,
Malta, Cyprus, Turkey and Greece (EUR10 million lent prior to accession to EC on 1 January 1981) under mandate, for the account and at the risk of the European Community.

Initial amount:		685 507
less: – exchange adjustments	106
– cancellations	37 749
– repayments	129 907	-167 762

517 745

Note (5): Initial amount of contracts signed for financing projects in the Associated African States,
Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD)
under mandate, for the account and at the risk of the European Community:

– loans on special conditions	139 483
– contributions to the formation of risk capital	2 503

Initial amount:		141 986
add: – capitalised interest	1 178
– exchange adjustments	9 839	+11 017

less: – cancellations	1 574
– repayments	110 707	-112 281

40 722

Note (6): Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas
Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:
– conditional and subordinated loans	3 019 498
– equity participations	141 583

Initial amount:		3 161 081
add: – capitalised interest		+2 986

less: – cancellations	397 561
– repayments	831 907
– exchange adjustments	51 614

-1 281 082

1 882 985
Loans from other resources:		8 000

1 890 985

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For the year ended 31 December 2003

(in EUR‘000)

		31.12.2003		31.12.2002

1. Interest and similar income (Note N)		8 831 507		9 799 939

2. Interest and similar charges		-7 081 687		-8 129 050

3. Commission income (Note P)		66 457		34 066

4. Commission expense		-282		-652

5. Result on financial operations (Note O)		14 148		-108 919

6. Other operating income		16 036		10 270

7. General administrative expenses (Note Q)		-254 072		-232 923

a) staff costs	-185 176		-169 452

b) other administrative costs	-68 896		-63 471

8. Depreciation and amortization (Note F)		-18 407		-18 445

a) intangible assets	-3 658		-4 787

b) tangible assets	-14 749		-13 658

9. Value adjustment on loans and advances (D.2.)		-44 627		0

10. Value adjustment on venture capital operations (Note E)		-119 657		-117 594

11. Value adjustment on shares and other variable yield securities		0		-10 189

12. Transfer to provision for guarantees issued (Note M.2.)		-9 127		-26 427

13. Net profit from ordinary activities		1 400 289		1 200 076

14. Minority interests		-7 974		-7 246

15. Profit for the financial year		1 392 315		1 192 830

16. Appropriation from/to Fund for general banking risks (Note M.1.)		55 000		-25 000

17. Profit to be appropriated		1 447 315		1 167 830

STATEMENT OF MOVEMENTS IN CONSOLIDATED OWN FUNDS

(in EUR‘000)

	31.12.2003	31.12.2002
Share Capital
Subscribed capital	150 000 000	100 000 000
Uncalled	-142 500 000	-94 000 000
Paid-in capital	7 500 000	6 000 000

Reserves and profit for the year:

Reserve Fund
Balance at beginning of the year	10 000 000	10 000 000
Appropriation of prior year’s profit	1 424 189	0
Transfer from Additional reserves	2 217 060	0
Balance at end of the year	13 641 249	10 000 000

Additional reserves
Balance at beginning of the year without IAS adjustments	3 711 915	3 181 985
Cumulative adjustments arising from the application of IAS 39	-140 592	-114 617

Balance at beginning of the year with IAS adjustments	3 571 323	3 067 368
Appropriation of prior year’s profit	-126 037	529 930
Transfer to Paid in capital	-1 500 000	0
Transfer to Reserve Fund	-2 217 060	0
Changes in fair value during the year	-8 745	-5 964
Cash flow hedges impact	-84 695	-20 011
Balance at end of the year	-365 214	3 571 323

Special supplementary reserves
Balance at beginning of the year	750 000	0
Appropriation of prior year’s profit	0	750 000
Transfer to structured finance facility	-250 000	0
Transfer to venture capital operations	-500 000	0
Balance at end of the year	0	750 000

Fund for general banking risks
Balance at end of prior year	1 080 000	935 000
Appropriation of prior year’s profit	25 000	145 000
Balance at beginning of the year (Notes A.13.1 and M)	1 105 000	1 080 000

Fund allocated to structured finance facility
Balance at beginning of the year	250 000	250 000
Appropriation of prior year’s profit	0	0
Transfer from special supplementary reserves	250 000	0
Balance at end of the year	500 000	250 000

Fund allocated to venture capital operations
Balance at beginning of the year	1 499 091	1 500 000
Appropriation of prior year’s profit	-130 322	-909
Transfer from special supplementary reserves	500 000	0
Balance at end of the year	1 868 769	1 499 091

Profit for the financial year	1 392 315	1 192 830

Consolidated reserves and profit for the year	18 142 119	18 343 244

Total consolidated own funds	25 642 119	24 343 244

At its annual meeting on 4 June 2002, the Board of Governors unanimously adopted the following decisions:

•	To increase the Bank’s subscribed capital from EUR 100 000 million to EUR 150 000 million;

•	To increase paid-in capital with effect from 1 January 2003, rose to EUR 7 500 million, or 5% of the subscribed capital of EUR 150 000 million; the increase in the paid-in capital was effected, as of 1 January 2003, through a transfer of EUR 1 500 000 000 from the Bank’s additional reserves;

•	To transfer EUR 2 217 059 887 from Additional Reserves to the Bank’s statutory Reserve Fund.

On 3 June 2003 the Board of Governors decided to appropriate the balance of the profit and loss account for the year ended 31 December, 2002, as follows:

•	an amount of EUR 130 321 808 as deduction from the Fund allocated to venture capital operations;

•	an amount of EUR 1 424 188 788, for appropriation to the Reserve Fund;

•	an amount of EUR 25 000 000 to the Fund for general banking risks.

On 10 December 2003 the Board of Governors decided to transfer EUR 750 000 000 from the special supplementary reserves, as follows:

•	an amount of EUR 250 000 000 to the Fund allocated to structured finance facility;

•	an amount of EUR 500 000 000 to the Fund allocated to venture capital operations.

CONSOLIDATED CASH FLOW STATEMENT AS AT 31 DECEMBER 2003

(In EUR‘000)

	31.12.2003	31.12.2002
A. Cash flows from operating activities:
Profit for the financial year	1 392 315	1 192 830
Adjustments:
Transfer to provision for guarantees issued	3 039	18 045
Depreciation and amortization on tangible and intangible assets	18 407	18 445
Value adjustment on shares and other variable yield securities	0	10 189
Value adjustment on venture capital operations	119 657	117 594
Exchange adjustment	3 349	- 1 096
Decrease/Increase in accruals and deferred income	- 572 436	116 457
Increase in prepayments and accrued income	170 771	193 037
Investment portfolio amortisation	15 841	- 763
Changes in replacement values (others than borrowing’s swaps)	- 44 007	415 496

Profit on operating activities	1 106 936	2 080 234
Increase in loans	- 19 420 378	- 17 529 806
Net balance on NCI operations (Note H)	57 779	49 336
Increase in operational portfolio	- 203 306	- 493 610
Increase in venture capital operations	- 149 359	- 171 102
Specific provisions on loans and advances	4 000	0
Increase in shares and other variable yield securities	- 13 124	- 5 642
Decrease/Increase in securitised loans	625 330	- 717 661
Decrease/Increase in other asset	140 568	- 139 007

Net cash from operating activities	- 17 851 554	- 16 927 258

B. Cash flows from investing activities:
EBRD shares paid up (Note E)	- 8 437	- 8 438
Sales of securities, except for securitised loans	366 050	367 992
Purchases of securities, except for securitised loans	- 396 493	- 340 125
Purchase of land, buildings and furniture (Note F)	- 22 770	- 46 675
Purchase of intangible fixed assets (Note F)	- 1 885	- 6 947

Net cash from investing activities	- 63 535	- 34 193

C. Cash flows from financing activities:
Issue of borrowings	42 519 785	37 563 210
Redemption of borrowings	- 21 192 285	- 20 396 612
IAS 39 borrowings adjustments	- 6 447 690	- 314 976
Changes in replacement values on borrowings swaps	6 466 748	974 788
Increase in commercial paper	1 705 163	626 203
Decrease/Increase in amounts owed to credit institutions	- 874 464	575 045
Decrease/Increase in other liabilities	- 34 771	58 541

Net cash from financing activities	22 142 486	19 086 199

Summary statement of cash flows
Cash and cash equivalents at beginning of financial year (before consolidation)	13 913 829	12 373 408

Net cash from:
(1) operating activities	- 17 851 554	- 16 927 258
(2) investing activities	- 63 535	- 34 193
(3) financing activities	22 142 486	19 086 199

Effects of exchange rate changes on loans, borrowings and swaps	- 576 324	- 584 327

Cash and cash equivalents at end of the financial year	17 564 902	13 913 829
Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	11 555	16 100
Bills maturing within three months of issue	4 046 289	3 832 207
Loans and advances to credit institutions:
– accounts repayable on demand	219 757	118 433
– term deposit accounts	13 287 301	9 947 089

	17 564 902	13 913 829

EUROPEAN INVESTMENT BANK GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2003

Note A – Significant accounting policies

A.1.    Consolidation principles and accounting standards

A.1.1. The Group’s consolidated financial statements ( the “Financial Statements”) have been prepared in accordance with international financial reporting standards (IFRS).

The accounting policies applied are in conformity, in all material respects, with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions (the “Directive”), as amended by Directive 2001/65/EC of 27 September 2001 on the valuation rules for the annual and consolidated accounts of certain types of companies as well as of banks and other financial institutions, except as explained in the relevant notes on accounting policies.

A.1.2. The Financial Statements comprise those of the European Investment Bank (the “Bank” or the “EIB”) and those of its subsidiary, the European Investment Fund (the “EIF”), having its registered office at 43, avenue J. F. Kennedy, Luxembourg.

Minority interests represent the interests in the EIF not held by the Group. Equity and net income attributable to minority interests are shown separately in the Balance sheet and profit and loss account, respectively.

Assets held in an agency or fiduciary capacity are not assets of the Group and are reported in the off-balance sheet items.

A.1.3. Restatement and intra-group transactions

Prior to consolidation, the EIF’s accounts have been restated in order to ensure conformity with the following accounting policies. After aggregation of the balance sheets and profit and loss accounts, intra-group balances and profits or losses arising on transactions between the two entities have been eliminated.

A.1.4. Use of estimates in the preparation of the Financial Statements

In preparing the Financial Statements, the Management Committee is required to make estimates and assumptions that affect reported income, expenses, assets, liabilities and disclosure of contingent assets and liabilities. Use of available information and application of judgement are inherent in the formation of estimates. Actual results in the future could differ from such estimates and the differences may be material to the Financial Statements.

A.1.5. On a proposal from the Management Committee, the Board of Directors decided, on 2 March 2004, to submit the consolidated Financial Statements to the Governors for approval at their meeting on 2 June 2004.

A.2.    Foreign currency translation

The Group uses the euro, the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the unit of measure for the capital accounts and for presenting its Financial Statements.

The Group conducts its operations in the currencies of the Member States, in euro and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

Foreign currency transactions are translated at the exchange rate prevailing on the date of the transaction. The Group’s monetary assets and liabilities denominated in currencies other than in euro are translated into euro at closing exchange rates prevailing at the balance sheet date. The gain or loss arising from such translation is recorded in the profit and loss account.

The elements of the profit and loss accounts are translated into euro monthly on the basis of the exchange rates prevailing at the end of each month.

Exchange differences on non-monetary financial assets are a component of the change in their fair value. Depending on the classification of a non-monetary financial asset, exchange differences are either recognized in the profit and loss account (applicable for example for equity securities held for trading), or within Shareholder’s equity if non-monetary financial assets are classified as available-for-sale financial investments.

A.3.    Derivatives

All derivative instruments of the Group are carried at fair value on the balance sheet and are reported as positive or negative replacement values. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models, which consider current market and contractual prices for the underlying instrument, as well as time value of money, yield curve and volatility of the underlying.

The Group uses derivative instruments as part of its asset and liability management activities to manage exposures to interest rate and foreign currency, including exposures arising from forecast transactions. The Group either applies fair value or cash flow hedge accounting when it meets the specified criteria to obtain hedge accounting treatment.

At the time a financial instrument is designated as a hedge, the Group formally documents the relationship between the hedging instrument(s) and hedged item(s), including its risk management objectives and its strategy in undertaking the hedge transaction, which must be in accordance with the Group’s risk management policies, together with the methods that will be used to assess the effectiveness of the hedging relationship. Accordingly, the Group formally assesses, both at the inception of the hedge and on an ongoing basis, whether the hedging derivatives have been “highly effective” in offsetting changes in the fair value or cash flows of the hedged items. A hedge is normally regarded as highly effective if, at inception and throughout its life, the Group can expect changes in the fair value or cash flows of the hedged item to be almost fully offset by the changes in the fair value or cash flows of the hedging instrument, and actual results are within a range of 80% to 125%. In the case of hedging a forecast transaction, the transaction must be highly probable and must present an exposure to variations in cash flows that could ultimately affect reported net profit or loss. The Group discontinues hedge accounting when it is determined that a derivative is not, or has ceased to be, highly effective as a hedge; when the derivative expires, or is sold, terminated, or exercised; when the hedged item matures or is sold or repaid; or when a forecast transaction is no longer deemed highly probable.

“Hedge ineffectiveness” represents the amount by which the changes in the fair value of the hedging derivative differ from changes in the fair value of the hedged item or the amount by which changes in the cash flows of the hedging derivative differ from changes (or expected changes) in the cash flows of the hedged item. Such gains and losses are recorded in current period earnings, as gains and losses on components of a hedging derivative that are excluded from assessing hedge effectiveness.

In a qualifying hedge of exposures to changes in fair value, the change in fair value of the hedging derivative is recognized in net profit and loss. The change in fair value of the hedged item attributable to the hedged risks adjusts the carrying value of the hedged item and is also recognised in net profit or loss.

If the hedge relationship is terminated for reasons other than the derecognition of the hedged item, the difference between the carrying value of the hedged item at that point and the value at which it would have been carried had the hedge never existed (the “unamortized fair value adjustment”), is, in the case of interest bearing instruments, amortized to net profit or loss over the remaining term of the original hedge. If the hedged instrument is derecognized, e.g. is sold or repaid, the unamortized fair value adjustment is recognized immediately in net profit and loss.

In a qualifying cash flow hedge, the effective portion of the gain or loss on the hedging derivative is recognised in equity while the ineffective portion is reported in net profit or loss. When the cash flows that the derivative is hedging (including cash flows from transactions that were only forecast when the derivative hedge was effected) materialize, resulting in income or expense, then the associated gain or loss on the hedging derivative is simultaneously transferred from Shareholders’ equity to the corresponding income or expense line item.

The majority of the Group’s swaps are concluded with a view to hedging specific bond issues. The Group enters into currency swaps, in which, at inception, the proceeds of a borrowing are converted into a different currency, mainly as part of its resource-raising operations and, thereafter, the company will obtain the amounts needed to service the borrowing in the original currency.

The Group also enters into interest rate swaps as part of its hedging operations. The corresponding interest is accounted for on a prorata temporis basis.

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) using internal valuation models.

Interest on derivatives bearing interest legs is recorded in the consolidated profit and loss account and in the consolidated balance sheet on an accrual basis.

A.4.    Financial assets

Financial assets are accounted for using the settlement date basis.

A.5.    Cash and Cash Equivalents

The Group defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less.

A.6.    Securities borrowing and lending

In April 2003, the Bank signed an agreement for securities lending with Northern Trust Global Investment acting as an agent to lend securities from the Investment Portfolio and B3 “Global Fixed income” portfolio.

Securities borrowed and securities lent are recorded at the amount of cash collateral advanced or received, plus accrued interest. Securities borrowed and securities received as collateral under securities lending transactions are not recognized in the balance sheet unless control of the contractual rights that comprise these securities received is gained. Securities lent and securities provided as collateral under securities borrowing transactions are not derecognised from the balance sheet unless control of the contractual rights that comprise these securities transferred is relinquished. The Group monitors the market value of the securities borrowed and lent on a daily basis and provides or requests additional collateral in accordance with the underlying agreements.

Fees and interest received or paid are recorded as interest income or interest expense, on an accrual basis.

A.7.	Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities and other variable-yield securities

With a view to clarifying management of its liquid assets and consolidating its solvency, the Group has established the following portfolio categories:

A.7.1.    Held for trading portfolio

The held for trading portfolio [see Operational portfolio B3 in note B] comprises listed debt securities issued and guaranteed by financial establishments, which are owned by the Group (“long” positions). Securities held in this portfolio are marked to market in the balance sheet, any gain or loss arising from a change in fair value being included in the profit and loss account in the period in which it arises.

Gains and losses realized on disposal or redemption and unrealized gains and losses from changes in the fair value of trading portfolio assets are reported as Net trading income in the account “Result on financial operations”. Interest income and expense on trading portfolio assets are included in interest income or interest expense, respectively.

The determination of fair values of trading portfolio assets is based on quoted market prices in active markets or dealer price quotations, pricing models (using assumptions based on market and economic conditions), or management’s estimates, as applicable.

A.7.2.    Held-to-maturity portfolio

The held-to-maturity portfolio comprises the Group’s Investment portfolio and the Operational portfolios A1 and A2 [see note B].

The Investment portfolio consists of securities purchased with the intention of holding them to maturity in order to ensure the Group’s solvency. These securities are issued or guaranteed by:

•	governments of the European Union, G10 countries and their agencies;

•	supranational public institutions, including multinational development banks.

These securities are initially recorded at the purchase price, or more exceptionally the transfer price. The difference between entry price and redemption value is amortized for prorata temporis over the remaining life of the securities.

The Operational portfolios A1 and A2 are held for the purpose of maintaining an adequate level of liquidity in the Group and comprise money market products with a maximum maturity of twelve months, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities are held until their final maturity and presented in the Financial Statements at their amortized cost.

A.7.3.    Available for sale portfolio

The available for sale portfolio comprises the operational bond portfolio B1 (see note B), shares, other variable yield securities and participating interests (see note E). Securities are classified as available for sale where they do not appropriately belong to one of the other categories of portfolio. The Management Committee determines the appropriate classification of its investments at the time of the purchase. Available-for-sale financial investments may be sold in response to needs for liquidity or changes in interest rates, foreign exchange rates or equity prices.

Available for sale financial investments are carried at fair value. Unrealised gains or losses are reported in equity until such investment is sold, collected or otherwise disposed of, or until such investment is determined to be impaired. If an available for sale investment is determined to be impaired, the cumulative unrealised gain or loss previously recognised in own funds is included in net profit or loss for the period. A financial investment is considered impaired if its carrying value exceeds the recoverable amount. Quoted financial investments are considered impaired if the decline in market price below cost is of such a magnitude that recovery of the cost value cannot be reasonably expected within the foreseeable future. For non-quoted equity investments, the recoverable amount is determined by applying recognized valuation techniques.

On disposal of an available for sale investment, the accumulated unrealised gain or loss included in own funds is transferred to net profit or loss for the period. Gains and losses on disposal are determined using the average cost method. Interest and dividend income on available-for-sale financial investments is included in “interest and similar income” and “income from participating interests” from financial investments.

The determination of fair values of available for sale financial investments is generally based on quoted market rates in active markets, dealer price quotations, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment or based upon review of the investee’s financial results, condition and prospects including comparisons to similar companies for which quoted market prices are available.

Venture capital operations and participating interests held represent medium and long-term investments and are accounted for at cost when the fair value cannot be established with sufficient accuracy. The estimated fair value of a venture capital investment may vary significantly in the course of the holding period and the nature of such investments is such that an accurate fair value can after be determined only upon realization of the investment. The estimation by the Group of a fair value for venture capital investments for which the method and timing of realization have not yet been determined is therefore considered to be inappropriate in most instance. Those venture capital operations are subject to review for impairment [see A.8.1.].

A.8.    Loans and advances to credit institutions and customers

Loans originated by the Group include loans where money is provided directly to the borrower. A participation in a loan from another lender is considered to be originated by the Group, provided it is funded on the date the loan is originated by the lender.

Loans originated by the Group (including securitised loans) are recognized in the assets of the Group when cash is advanced to borrowers. They are initially recorded at cost (their net disbursed amounts), which is the fair value of the cash given to originate the loan, including any transaction costs, and are subsequently measured at amortized cost using the effective interest rate method. Where loans are hedged by derivatives, they are measured at their fair value.

A.8.1.    Allowance and provision for credit losses

Specific provisions have been made for loans and advances outstanding at the end of the financial year and presenting objective evidence of risks of non-recovery of all or part of their amounts according to the original contractual terms or the equivalent value. These provisions are entered on the profit and loss account as “Value adjustments in respect of loans and advances”. They are reported as a reduction of the carrying value of the claims on the balance sheet. Allowances and provisions for credit losses are evaluated on the following counterparty specific based principle.

A claim is considered impaired when Management determines that it is probable that the Group will not be able to collect all amounts due according to the original contractual terms or the equivalent value. Individual credit exposures are evaluated based upon the borrower’s character, overall financial condition, resources and payment record; the prospects for support from any financially responsible guarantors and, where applicable, the realizable value of any collateral. The estimated recoverable amount is the present value of expected future cash flows, which may result from restructuring or liquidation. Impairment is measured and allowances for credit losses are established for the difference between the carrying amount and its estimated recoverable amount of any claim considered as impaired. The amount of the loss is the difference between the asset’s carrying amount and the present value of expected future cash flows discounted at the financial instrument’s original effective interest rate.

All impaired claims are reviewed and analysed at least semi-annually. Any subsequent changes to the amounts and timing of the expected future cash flows compared to the prior estimates will result in a change in the provision for credit losses and be charged or credited to credit loss expense. An allowance for impairment is reversed only when the credit quality has improved such that there is reasonable assurance of timely collection of principal and interest in accordance with the original contractual terms of the claim agreement. A write-off is made when all or part of a claim is deemed uncollectible or forgiven. Write-offs are charged against previously established provisions for credit losses or directly to credit loss expense and reduce the principal amount of a claim. Recoveries in part or in full of amounts previously written off are credited to credit loss expense.

Upon impairment the accrual of interest income based on the original terms of the claim is discontinued, and is replaced by an accrual based upon the impaired value; in addition, the increase of the present value of impaired claims due to the passage of time is reported as interest income.

A.8.2. Interest	on loans

Interest on loans originated by the Group is recorded in the consolidated profit and loss account (interest and similar income) and on the consolidated balance sheet (accrued income) on an accruals basis, i.e. over the life of the loans. Fees and direct costs relating to loan origination, financing or restructuring and to loan commitments are capitalized and amortized to interest income over the life of the loan using the effective interest rate method.

A.8.3. Reverse	repurchase and repurchase operations (reverse repos and repos)

A reverse repurchase (repurchase) operation is one under which the Group lends (borrows) liquid funds to (from) a credit institution which provides (receives) collateral in the form of securities. The two parties enter into an irrevocable commitment to complete the operation on a date and at a price fixed at the outset.

The operation is based on the principle of delivery against payment: the borrower (lender) of the liquid funds transfers the securities to the Group’s (counterparty’s) custodian in exchange for settlement at the agreed price, which generates a return (cost) for the Group linked to the money market.

This type of operation is considered for the purposes of the Group to be a loan (borrowing) at a guaranteed rate of interest. Generally treated as collateralized financing transactions, they are carried at the amounts of cash advanced or received, plus accrued interest and are entered on the assets side of the balance sheet under item 3. Loans and advances to credit institutions – b) other loans and advances (on the liabilities side of the balance sheet under item 1. Amounts owed to credit institutions – b) with agreed maturity dates or periods of notice). The securities provided as collateral are maintained in the balance sheet accounts.

Securities received under reverse repurchase agreements and securities delivered under repurchase agreements are not recognized in the balance sheet or derecognized from the balance sheet, unless control of the contractual rights that comprise these securities is relinquished. The Group monitors the market value of the securities received or delivered on a daily basis, and provides or requests additional collateral in accordance with the underlying agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income or interest expense, over the life of each agreement.

A.9.    Property, furniture and equipment

Property, furniture and equipment include land, Group-occupied properties and other machines and equipment.

Property, furniture and equipment are carried at cost less accumulated depreciation and accumulated impairment losses.

Property, furniture and equipment is periodically reviewed for impairment.

Land and buildings are stated at acquisition cost less initial write-down of the Kirchberg headquarters and accumulated depreciation. The value of the Group’s headquarters building in Luxembourg-Kirchberg and its buildings in Luxembourg-Hamm, Luxembourg-Weimershof and Lisbon is depreciated on the straight-line basis as set out below.

Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment, fixtures and fittings, furniture, office equipment and vehicles have been recorded in the balance sheet at their acquisition cost, less accumulated depreciation.

Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

- Buildings in Kirchberg, Hamm and Weimershof	30 years
- Building in Lisbon	25 years
- Permanent equipment, fixtures and fittings	10 years
- Furniture	5 years
- Office equipment and vehicles	3 years
- Works of art are depreciated in full in the year of acquisition.

A.10.    Intangible assets

Intangible assets comprise computer software. Software development costs are capitalized if they meet certain criteria relating to identifiability, to the probability that future economic benefits will flow to the enterprise, and to the reliability of cost measurement.

Intangible assets are recognized as assets and are amortized using the straight-line basis over their estimated useful economic life. At each balance sheet date, intangible assets are reviewed for indications of impairment or changes in estimated future benefits. If such indications exist an analysis is performed to assess whether the carrying amount is fully recoverable. A write-down is made if the carrying amount exceeds the recoverable amount.

Internally developed software meeting these criteria is carried at cost less accumulated depreciation calculated on the straight-line basis over three years from completion.

Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

A.11.    Staff pension fund and health insurance scheme

A.11.1. Pension fund

The Bank’s main pension scheme is a defined benefit pension scheme funded by contributions from staff and from the Bank which covers all employees. All contributions of the Bank and its staff are invested in the assets of the Bank. These annual contributions are set aside and accumulated as a specific provision on the liabilities side of the Bank’s balance sheet, together with annual interest.

Commitments for retirements benefits are valued at least every three years using the projected unit credit method, in order to ensure that the provision entered in the accounts is adequate. The results of the latest valuation as at June 30, 2003 are not been available. The main actuarial assumptions used by the actuary are set out in note L. Actuarial surpluses and deficits are spread forward over a certain period based on the average expected remaining service lives of staff.

The main pension scheme of the EIF is a defined benefit scheme funded by contributions from staff and from the EIF which covers all employees. The scheme entered into force in March 2003, replacing the previous defined contribution scheme. All contributions of the EIF and its members of staff are transferred to the EIB for management. The transferred funds allocated to the pension scheme are invested by the Group, following the rules and principles applied by EIB for its own pension scheme.

A.11.2. Health	insurance scheme

The Bank has set up its own health insurance scheme for the benefit of staff, financed by contributions from the Bank and its employees. The health insurance scheme is currently managed on the basis of equal benefits and contributions.

The EIF has set up its own health care coverage by subscribing to an external insurance plan provided by an insurance company.

A.12.    Debts evidenced by certificates

Debts evidenced by certificates initially are measured at cost, which is the fair value of the consideration received. Transaction costs and net premiums (discounts) are included in the initial measurement. Subsequent measurement is at amortised cost, using the effective interest rate method to amortize cost at inception over the life of the debt.

Combined debt instruments that are related to non-EIB equity instruments, foreign exchange or indices are considered structured instruments. For all the debt instruments including embedded derivatives, the Bank has concluded a reversed swap agreement to fully hedge the exposure.

It is the Group policy to hedge the fixed interest rate risk on debt issues and apply fair value hedge accounting. The effect is such that when such hedge accounting is applied to fixed rate debt instruments, the carrying value of debt issues is adjusted for changes in fair value related to the hedged exposure rather than carried at cost [see A.3. Derivative instruments for further discussion].

Interest expense on debt instruments is included in the account “interest and similar charges” in the consolidated profit and loss account and in “accruals” in the consolidated balance sheet.

A.13.    Fund for general banking risks and provision for guarantees issued

A.13.1. Fund	for general banking risks

This item includes those amounts which the Group decides to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attaching to such operations.

International financial reporting standards require that the transfer to this reserve form part of the appropriation of the profit.

The Directive requires that amounts transferred to this item feature separately in the profit and loss account as “Transfer to Fund for general banking risks”.

A.13.2. Provision	for guarantees issued

This provision is intended to cover risks inherent in the Group’s activity of issuing guarantees in favour of financial intermediaries. A provision for credit losses is established if there is objective evidence that the Group will have to incure a credit loss in respect of a given guarantee granted. [see A.8.1. Allowance and provision for credit losses for further discussion].

A.14.    Funds allocated to venture capital operations and to the Structured Finance Facility

A.14.1. Funds	allocated to venture capital operations

This item comprises the amount of appropriations from the annual result of the EIB, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment.

A.14.2. Funds	allocated to the Structured Finance Facility

This item comprises the amount of appropriations from the annual result of the EIB, determined each year by the Board of Governors to facilitate implementation of operations with a greater degree of risk for this new type of instrument.

Value adjustments on venture capital and structured finance operations are deducted from these two accounts upon appropriation of the Group’s result.

A.15.    Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipulates that the assets, revenues and other property of the Group are exempt from all direct taxes.

A.16.    Prepayments and accrued income—Accruals and deferred income

These accounts comprise:

Prepayments and accrued income:	Expenditure incurred during the financial year but relating to a subsequent financial year, together with any income which, though relating to the financial year in question, is not due until after its expiry (principally interest on loans).

Accruals and deferred income:	Income received before the balance sheet date but relating to a subsequent financial year, together with any charges which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

A.17.    Interest and similar income

In addition to interest and commission on loans, deposits and other revenue from the securities portfolio, this heading includes the indemnities received by the Group in respect of prepayments made by its borrowers.

A.18.    Assets held for third parties

Assets held for third parties, as set out below, represent trust accounts opened and maintained in the name of the Group entities but for the benefit of the Commission. Sums held in these accounts remain the property of the Commission so long as they are not disbursed for the purposes set out in relation to each project.

–	Under the Growth and Environment Pilot Project, the EIF provides a free guarantee to the financial intermediaries for loans extended to SME’s with the purpose of financing environmentally friendly investments. The ultimate risk from the guarantee rests with the EIF and the guarantee fee is paid out of European Union budget funds.

–	Under the SME Guarantee Facility and the MAP Guarantee programme, the EIF is empowered to issue guarantees in its own name but on behalf of and at the risk of the Commission.

–	Under the ETF Start-Up Facility and the MAP Equity programme, the EIF is empowered to acquire, manage and dispose of ETF start-up investments, in its own name but on behalf of and at the risk of the Commission.

The support provided by the Seed Capital Action is aimed at the long-term recruitment of additional investment managers by the venture capital funds to increase the number of qualified personnel and to reinforce the capacity of the venture capital and incubator industries to cater for investments in seed capital.

The Investment Facility, which is managed by the EIB, has been established within the framework of the Cotonou Agreement on cooperation and development of the African, Caribbean and Pacific Group of States and the European Union and its Member States on 23 June 2000. The EIB prepares separate financial statements for the Investment Facility.

The Commission entrusted financial management of the Guarantee Fund to the EIB under an agreement signed between the two parties in November 1994.

A.19.    Fiduciary operations

Pursuant to Article 28 of its Statutes, the EIF acquires, manages and disposes of investments in venture capital enterprises, in its own name but on behalf and at the risk of the European Community, according to Fiduciary and Management Agreements concluded with the European Community (“ETF Start-up Facility”).

The EIF is also empowered to issue guarantees in its own name but on behalf and at the risk of the European Community according to the Fiduciary and Management Agreement concluded with the European Community (“SME Guarantee Facility”).

A.20.    Commitment to purchase EIF shares

Under the terms of a put option in respect of the remaining 808 EIF shares, the EIB is offering to buy these shares from the EIF’s other shareholders on 30 of June 2005 for a price of EUR 315 000 per share. This purchase price represents an annual appreciation of 3% compared with the purchase offer made in 2000.

A.21.    Reclassification of prior year figures

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

Note B – Debt securities portfolio (in EUR ‘000)

In addition to the securitised loans, the debt securities portfolio is made of trading financial assets (Portfolio B 3), available-for-sale financial assets (Portfolios A1, A2, B1 and operational portfolio-EIF) and financial assets held-to-maturity (Investment Portfolio). The detail as follows as at December 31, 2003 and 2002:

	31.12.2003		31.12.2002
Treasury bills eligible for refinancing with central banks (of which EUR 12 591 unlisted in 2003 and EUR 12 671 in 2002)	1 611 353		1 530 847
Debt securities including fixed-income securities (listed)	9 152 190		9 434 255

	10 763 543		10 965 102

At 31.12.2003	Book value		Market value
Investment portfolio	2 888 075		2 991 604
Operational money market portfolio:

– money market securities with a max. 3 month maturity A1	4 046 289		4 046 289
– money market securities with a max. 18 month maturity A2	1 474 327		1 474 327
Operational bond portfolio B1 - Credit Spread	669 645	(1)	669 645
Operational portfolio B3 - Global Fixed Income	416 551		416 551
Operational portfolio - EIF	53 038	(2)	53 038
Securitised loans [note D]	1 215 618		1 215 618

10 763 543

(1)	including increase in market value of EUR 3 147
(2)	including increase in market value of EUR 193

At 31.12.2002	Book value		Market value
Investment portfolio	2 873 473		3 001 315
Operational money market portfolio:

– money market securities with a max. 3 month maturity A1	3 832 207		3 832 207
– money market securities with a max. 18 month maturity A2	1 263 984		1 263 984
Operational bond portfolio B1 - Credit Spread	699 030	(1)	699 030
Operational portfolio B3 - Global Fixed Income	402 515		402 515
Operational portfolio - EIF	52 945	(2)	52 945
Securitised loans [note D]	1 840 948		1 840 948

10 965 102

(1)	including increase in market value of EUR 2 312
(2)	including increase in market value of EUR 207

The Group enters into collateralized securities lending transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Group controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.

The security lending activity amounts to EUR 383 127 at the end of December 2003 (2002 – nil).

Note C—Loans and advances to credit institutions [other loans and advances] (in EUR ‘000)

The Group enters into collateralized reverse repurchase and repurchase agreements transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Group controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.

	31.12.2003	31.12.2002
Term deposits	7 846 481	5 318 298
Reverse repos (*)	5 440 820	4 628 791

	13 287 301	9 947 089

(*)	These operations comprise those carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:

–	delivery against payment,

–	verification of collateral, the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian,

–	organisation of substitute collateral provided that this meets all the contractual requirements.

Note D – Summary statement of loans (in EUR ‘000)

D.1. Aggregate loans granted

Loans granted
	To intermediary credit institutions	Directly to final beneficiaries	Total 2003	Total 2002
Disbursed portion	95 734 289	110 897 513	206 631 802	195 920 994
Undisbursed loans	8 772 897	31 591 535	40 364 432	36 522 346

Aggregate loans granted	104 507 186	142 489 048	246 996 234	232 443 340

			31.12.2003	31.12.2002
Aggregate loans granted			246 996 234	232 443 340
Securitised loans [note B]			1 215 618	1 840 948

Aggregate loans [note U]			248 211 852	234 284 288

D.2. Specific provision for credit loans Movements in the specific provision are tabulated below:

			31.12.2003	31.12.2002
Provision at beginning of the year			175 000	175 000
Use during the year			-40 627	0
Allowance during the year			44 627	0

Provision at end of the year			179 000	175 000

Note E – Shares and other variable-yield securities (in EUR ‘000)

	31.12.2003		31.12.2002
This item comprises:
Venture capital operations—after write-down of EUR 259 388 (2002: EUR 139 731)	765 947		737 317
EBRD shares	140 625	(1)	132 188
Shares acquired with a view to guaranteeing recovery of loans and advances—after write-down of EUR 9 744 (2002: EUR 10 189)	31 377	(2)	18 781

	937 949		888 286

(1):	The amount of EUR 140 625 000 (2002 : EUR 132 187 500) corresponds to the capital paid in by the Group as at 31 December 2003 in respect of its subscription of EUR 600 000 000 to the capital of the EBRD.

The Group holds 3.03% of the subscribed capital.

(2):	The total number of Eurotunnel shares held by the Group as at the 31.12.03 is 58 971 193, equivalent to EUR 31 376 557. On the 31.12.2003, a partial conversion of EIB’s Eurotunnel debt has taken place, as foreseen in the 1998 EUT Restructuring Agreement. The Group has received, in exchange for Eurotunnel denominated debt, 27 029 893 Eurotunnel shares at a price per share of GBP 0.375 which have been added to the 31 941 300 Eurotunnel shares owned by the Group before this conversion.

Note F – Property, furniture, equipment and intangible assets (In EUR ‘000)

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total Property, furniture and equipment	Total intangible assets
Historical cost
At 1 January 2003	10 415	147 685	349	29 067	187 516	14 836
Additions	0	9 193	0	13 577	22 770	1 885
Disposals	0	0	0	-8 529	-8 529	-5 988

At 31 December 2003	10 415	156 878	349	34 115	201 757	10 733

Accumulated depreciation	0
At 1 January 2003	0	57 594	238	12 039	69 871	4 988
Depreciation	0	4 901	14	9 834	14 749	3 658
Disposals	0	0	0	-8 529	-8 529	-5 988

At 31 December 2003	0	62 495	252	13 344	76 091	2 658

Net book value

At 31 December 2003	10 415	94 383	97	20 771	125 666	8 075

At 31 December 2002	10 415	90 091	111	17 028	117 645	9 848

All of the land and buildings are used by the Group for its own activities .The Luxembourg buildings category includes cost relating to the construction of the new building (EUR 10 039), expected to be completed in 2007.

Note G – Interest subsidies paid and received in advance

Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long term advance which is entered:

–	on the assets side under item 9. Other assets - a) receivable in respect of EMS interest subsidies paid in advance.

–	on the liabilities side under item 3. Other liabilities - a) interest subsidies received in advance, comprise:

•	amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;

•	interest subsidies, concerning certain lending operations mounted within the Union from the Group’s own resources, made available in conjunction with the EMS under Council Regulation (EEC) No.1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;

•	amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No. 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No. 2790/82 of 18 October 1982.

Note H – Other balance sheet accounts (in EUR ‘000)

Sundry debtors	31.12.2003	31.12.2002

– Staff housing loans and advances	58 212	70 238
– Net balance of amounts disbursed in respect of borrowings and amounts received in respect of loans under NCI operations managed for the account of the European Community [Special Section]	0	57 779
– Borrowing proceeds to be received	19 141	449 063
– Payments in transit in respect of derivatives	0	304 467
– Loan instalments receivable	66 801	49 461
– Other	317 333	157 393

	461 487	1 088 401

Sundry creditors	31.12.2003	31.12.2002

– European Community accounts:
• for Special Section operations and related unsettled amounts	296 128	233 364
• deposit accounts	394 707	269 420
– Payments in transit in respect of derivatives	0	301 625
– Optional Supplementary Provident Scheme [note L]	161 024	144 264
– Other	117 513	87 328

	969 372	1 036 001

Note I – Prepayments and accrued income – Accruals and deferred income (in EUR ‘000)

	31.12.2003	31.12.2002
Prepayments and accrued income:
Interest and commission receivable	2 007 718	2 181 711
Other	6 951	3 729

	2 014 669	2 185 440
Accruals and deferred income:
Interest and commission payable	2 763 644	3 209 683
Deferred loan proceeds	470 184	585 952
HIPC initiative	57 624	62 251
Personnel costs payable	4 207	7 278
External mobility costs	4 611	7 500
Other	23 723	23 765

	3 323 993	3 896 429

Note J – Amounts owed to credit institutions with agreed maturity dates or periods of notice (in EUR ‘000)

	31.12.2003	31.12.2002
Short-term borrowings	298 078	1 172 542
Promissory notes issued in respect of paid-in capital of EBRD	10 125	10 125

	308 203	1 182 667

Note K – Summary statement of debts evidenced by certificates as at 31 December 2003 (in EUR ‘000)

				Borrowings					Currency swaps			Net amount
						amounts payable (+) or receivable (–)
Payable in	Outstanding at 31.12.2002	Average rate	Outstanding at 31.12.2003	Average rate	Due dates	31.12.2002		Average rate	31.12.2003		Average rate	Outstanding at 31.12.2002	Outstanding at 31.12. 2003
EUR	77 303 117	5.13	85 203 015	4.75	2004/2040	31 127 088	+	3.12	34 511 322	+	2.36	108 430 205	119 714 337

GBP	48 068 756	6.17	45 444 668	5.81	2004/2040	4 008 082	-	3.79	3 290 559	-	3.72	44 060 674	42 154 109
DKK	363 451	5.26	228 341	6.00	2004/2010	90 928	+	2.80	70 454	+	1.95	454 379	298 795
SEK	203 763	5.70	568 833	4.43	2004/2011	1 178 448	+	3.70	1 438 342	+	2.68	1 382 211	2 007 175

USD	44 451 612	5.09	46 992 345	4.20	2004/2033	17 553 055	-	1.94	16 382 818	-	1.10	26 898 557	30 609 527
CHF	3 199 532	3.61	2 599 653	3.56	2004/2015	56 114	-	5.85	52 314	-	5.85	3 143 418	2 547 339
JPY	4 052 721	3.56	5 269 663	4.01	2004/2034	1 749 289	-	-0.16	3 725 850	-	-0.16	2 303 432	1 543 813
NOK	604 761	5.99	724 974	6.00	2004/2008	426 082	-	6.55	595 429	-	2.57	178 679	129 545
CAD	619 336	7.71	369 595	8.15	2004/2008	558 912	-	0.00	307 996	-	0.00	60 424	61 599
AUD	1 533 196	5.03	2 169 385	4.91	2005/2006	1 533 196	-	0.00	2 169 385	-	0.00	0	0
CZK	477 808	6.02	1 130 570	4.83	2004/2028	298 800	+	2.36	70 843	+	1.82	776 608	1 201 413
HKD	1 179 981	6.97	780 222	6.16	2004/2010	1 179 981	-	0.00	780 222	-	0.00	0	0
NZD	100 125	6.50	103 928	6.50	2004/2007	100 125	-	0.00	103 928	-	0.00	0	0
ZAR	727 895	12.20	769 477	11.23	2004/2018	429 651	-	12.91	416 795	-	7.32	298 244	352 682
HUF	311 059	9.09	489 524	7.70	2004/2012	120 166	-	8.39	82 225	-	12.02	190 893	407 299
PLN	430 714	10.93	442 779	8.60	2004/2017	261 225	-	0.00	153 592	-	5.36	169 489	289 187
TWD	1 289 507	4.51	1 122 754	4.14	2004/2013	1 289 507	-	0.00	1 122 754	-	0.00	0	0
SKK	0	0.00	94 792	5.00	2004/2028	113 245	+	8.29	114 161	+	8.29	113 245	208 953

Fair value adjustment (IAS 39):	4 444 214		-2 003 476

Total	189 361 548		192 501 042

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 1 328 million). All such borrowings are hedged in full through swap operations.

In addition the Group uses interest rate and foreign exchange derivatives to manage the risks inherent in certain debt issues. In the case of interest rate risk management, the Group applies hedge accounting as discussed in note A – Summary of Significant Accounting Policies and note T – Derivatives. As a result of applying hedge accounting, the carrying value of debt issued is EUR 2 003 million lower than its nominal value, reflecting changes in fair value due to interest rate movements.

Note L – Provisions for liabilities and charges – staff pension fund (in EUR ‘000)

Commitments in respect of retirement benefits plans were valued at 30 June 2000 by an independent actuary using the projected unit credit method. That valuation was updated in May 2001 using the following assumptions:

–	a discount rate of 6% for determining the actuarial present value of benefits accrued;

–	a retirement age of 62;

–	a combined average impact of the increase in the cost of living and career progression estimated at 4%;

–	a rate of adjustment of pensions of 1.5%;

–	probable resignation of 3% up to age 55;

–	use of EVK/PRASA 90 actuarial tables.

The Group’s commitments have been found to be covered based on the updated valuation of May 2001.

The movements in the Group’s pension fund provision were as follows:

	2003	2002
Prepayments and accrued income:
provision at 31 December of previous year	517 755	474 951
payments made during the year	-20 793	-19 037
annual cost	64 237	61 841

Provision at 31 December of the year	561 199	517 755

The above figures do not include the liability towards members of staff in respect of the Optional Supplementary Provident Scheme (a contributory defined benefit pension scheme). The corresponding amount of EUR 161 million ( 2002 : EUR 144.3 million) is entered under “Sundry creditors” [note H].

Note M – Fund for general banking risks and provision for guarantees issued (in EUR ‘000)

M.1.	Fund for general banking risks

Movements in the Fund for general banking risks are tabulated below:

	31.12.2003	31.12.2002
Fund at beginning of the year	1 105 000	1 080 000
Appropriated for the year	-55 000	25 000

Fund at end of the year	1 050 000	1 105 000

The Fund has been reduced by the amount of EUR 55 million by transfer to profit to be appropriated for the 2003 financial year [see note A.13.1].

M.2.	Provision for guarantees issued

Movements in the provision for guarantees issued are tabulated below:

	31.12.2003	31.12.2002
Provision at beginning of the year	42 357	24 312
Transfer for the year	9 127	26 427
Use for the year	-6 088	-8 382

	45 396	42 357

Note N – Geographical analysis of “Interest and similar income” (in EUR ‘000 )

	31.12.2003	31.12.2002
Germany	1 375 053	1 454 812
France	1 031 485	1 146 295
Italy	980 345	1 145 673
United Kingdom	1 031 690	1 205 993
Spain	890 401	1 017 252
Belgium	151 943	172 412
Netherlands	113 646	119 671
Sweden	123 277	147 968
Denmark	143 551	186 848
Austria	120 551	136 309
Finland	128 942	124 832
Greece	434 357	414 251
Portugal	500 826	496 335
Ireland	84 806	93 772
Luxembourg	26 287	28 597

	7 137 160	7 891 020
Outside the European Union	971 552	1 009 465

	8 108 712	8 900 485
Income not analysed (1)	722 795	899 454

	8 831 507	9 799 939

(1)	Income not analysed:

Revenue from investment portfolio securities	192 779	229 350
Revenue from short-term securities	159 007	170 647
Revenue from money-market operations	361 147	487 134
EIF guarantee commission [EIB counterguarantee]	9 862	12 323

	722 795	899 454

Note O – Result on financial operations

The result comprises the following components (in EUR ‘000):

	31.12.2003	31.12.2002
Net result on ALM swaps	-335	-132 342
Net result on fair value hedging operations	19 047	3 211

	18 712	-129 131
Other financial operations	-4 564	20 212

	14 148	-108 919

Note P – Geographical analysis of “Commission income” (in EUR ‘000)

	31.12.2003	31.12.2002
Italy	0	1
United Kingdom	42	50
Ireland	16	17

	58	68

Investment Facility - Cotonou	29 799	0
Other Community institutions	19 483	20 447
Results not analysed (EIF)	17 117	13 551

	66 457	34 066

Note Q – General administrative expenses (in EUR ‘000)

[item 7 of the profit and loss account]

	31.12.2003	31.12.2002
Salaries and allowances	123 707	115 356
Welfare contributions and other social costs	61 469	54 096

Staff costs	185 176	169 452

General and administrative expenses	68 896	63 471

	254 072	232 923

The number of persons employed by the Group was 1 253 at 31 December 2003 (1 171 at 31 December 2002).

Note R – Special deposits for service of borrowings

This item represents the amount of coupons and bonds due, paid by the Group to the paying agents, but not yet presented for payment by the holders of bonds issued by the Group.

Note S – Risk management

This section presents information about the Group’s exposure to and its management and control of risks, in particular the primary risks associated with its use of financial instruments. These are:

–	market risk – exposure to observable market variables such as interest rates, exchange rates and equity market prices

–	credit risk – the risk of loss resulting from client or counterparty default and arising on credit exposure in all forms, including settlement risk

–	liquidity and funding risk – the risk that the Group is unable to fund assets or meet obligations at a reasonable price or, in extreme situations, at any price.

S.1. Credit risk

Credit risk concerns mainly the Group’s lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the “Derivatives” section [note T].

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Risk Management Directorate under the direct responsibility of the Management Committee. The Group has thus established an operationally independent structure for determining and monitoring credit risk.

S.1.1. Loans.

In order to limit the credit risk on its loan portfolio, the Group lends only to counterparties with demonstrated creditworthiness over the longer term and sound guarantees.

In order to measure and manage efficiently credit risk on loans, the Group has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantees relating to the loan portfolio as at 31 December 2003 is analysed below (in EUR million):

Within the European Union

	Guarantor				Without formal guarantee (1)	Total 2003	Total 2002
Borrower	Member states	Public institutions	Zone “A” banks	Corporates
Member States	0	0	0	0	11 405	11 405	13 006
Public institutions	19 211	17 379	1 543	689	1 271	40 093	36 487
Zone “A” banks	13 289	34 900	12 063	17 283	13 934	91 469	86 862
Corporates	10 303	3 081	22 409	24 934	5 938	66 665	64 063

Total 2003	42 803	55 360	36 015	42 906	32 548	209 632

Total 2002	40 963	47 952	32 271	43 985	35 247		200 418

(1)	Loans for which no formal guarantee was required, the borrower’s level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Group’s right of access to independent security.

Outside the European Union

Secured by:	31.12.2003		31.12.2002
Member States	1 596		1 677
Community budget	22 666	(*)	21 661	(*)
Facilities	13 707		9 805

Total	37 969		33 143

(*)	of which 2 557 million in risk-sharing operations as explained below (2002: 2 546 million).

Loans outside the Community (apart from those under the Pre-Accession Facility and the Mediterranean Partnership Facility – “The Facilities”) are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14 April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Group loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transfer ability, expropriation, war and civil disturbance. To date, finance contracts for EUR 3 872 million in risk-sharing loans have been signed under these agreements. Loans granted under the Facilities (EUR 13 707 million) are not secured by guarantees of the Community budget or the Member States.

LOANS FOR PROJECTS OUTSIDE THE UNION (in EUR million)

BREAKDOWN OF LOANS BY GUARANTEE AS AT 31 DECEMBER 2003

Convention/Agreement	Outstanding 31.12.2003	Outstanding 31.12.2002
100% Member States guarantee
– ACP/OCT Group 2nd Lomé Convention	0	4
– ACP/OCT Group 3rd Lomé Convention	76	119
– ACP/OCT Group 4th Lomé Convention	529	677
– ACP/OCT Group 4th Lomé Convention/ 2nd Financial Protocol	985	877

Total 100% Member States guarantee	1 590	1 677

75% Member States guarantee
– Cotonou partnership agreement	6	0

Total 75% Member States guarantee	6	0

Total Member States guarantee	1 596	1 677

100% Community budget guarantee
– South Africa – 300 m – BG Decision 19.06.95	160	185
– ALA I – 750m	312	393
– ALA interim (100% guarantee) – 153 m	75	94
– CEEC – 1 bn – BG Decision 29.11.89	323	447
– CEEC – 3 bn – BG Decision 02.05.94	1 870	2 221
– CEEC – 700 m – BG Decision 18.04.91	194	255
– Russia – 100 m – 2/2002-2/2004	25	0

Total 100% Community budget guarantee	2 959	3 595

75% Community budget guarantee
– Mediterranean Protocols	2 806	3 334
– Yugoslavia – Art. 18 (1984)	10	16
– Yugoslavia – 1st Protocol	13	23
– Yugoslavia – 2nd Protocol	142	169
– Slovenia – 1st Protocol	111	121

Total 75% Community budget guarantee	3 082	3 663

70 % Community budget guarantee
– South Africa – 375 m – Decision 29.01.97	259	277
– ALA II – 900 m	657	868
– ALA interim (70% guarantee: risk sharing) – 122 m	73	102
– Bosnia-Herzegovina – 100 m 99/2001	99	100
– Euromed (EIB) – 2310 m – Decision 29.01.97	1 899	2 104
– FYROM – 150 m – 1998/2000	148	150
– CEEC – 3 520 m – Decision 29.01.97	2 730	2 977

Total 70% Community budget guarantee	5 865	6 578

65% Community budget guarantee
– South Africa – 825 m – Decision – 7/2000-7/2007	485	244
– ALA III – 2/2000-7/2007	1 111	988
– Euromed II – 2/2000-7/2007	4 526	3 165
– CEEC – 8 680 m – 2/2000-7/2007	3 815	2 848
– Turkey special action – 2001	223	130
– Turkey – TERRA – 11/1999-11/2002	600	450

Total 65% Community budget guarantee	10 760	7 825

Total Community budget guarantee	22 666	21 661

Facilities
– Pre-Accession Facility	13 555	9 805
– Mediterranean Partnership Facility	152	0

Total Facilities	13 707	9 805

TOTAL	37 969	33 143

A breakdown of disbursed loans outstanding (in EUR million) at 31 December 2003 according to the sectors in which borrowers are engaged is set out below:

	Maturity
Sector:	not more than 1 year	1 year 5 years	more than 5 years	Total 2003	Total 2002
Energy	2 217	8 961	12 672	23 850	23 322
Transport	2 643	11 898	46 044	60 585	54 004
Telecommunications	2 002	4 975	1 789	8 766	11 860
Water, sewerage	1 007	4 288	8 747	14 042	14 425
Miscellaneous infrastructure	564	3 646	7 307	11 517	9 051
Agriculture, forestry, fisheries	28	141	158	327	356
Industry	2 388	7 061	4 321	13 770	14 751
Services	219	1 546	1 496	3 261	2 889
Global loans	6 008	21 491	36 483	63 982	61 264
Health, education	97	807	6 232	7 136	5 117
Positive fair value adjustment (IAS 39)	0	0	0	611	723

TOTAL 2003	17 173	64 814	125 249	207 847

TOTAL 2002	15 267	67 351	114 421		197 762

S.1.2. Treasury

The credit risk associated with treasury (the securities portfolio, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and outstanding treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Risk Management Directorate).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers (as at 31 December 2003):

Moody’s or equivalent rating	Securities portfolio %		Treasury instruments %
	2003	2002	2003	2002

AAA	73	80	15	12
P1	6	0	12	17
AA1 to AA3	12	14	51	45
A1	7	3	10	15
Below A1	1	2	12	10
Non-rated	1	1	0	1

Total	100	100	100	100

S.2. Interest rate risk

The Group has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Group’s Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Group against substantial fluctuations in its long-term revenues.

Given a notional own funds portfolio in line with the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in a decrease of EUR 601 000 in the net present value of the Group’s own funds.

The following table illustrates the Group’s exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (in EUR million)

At 31.12.2003	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2003

Assets
Loans (gross)	118 587	4 236	4 969	34 525	45 530	207 847
Net liquidity	13 322	488	146	1 542	1 420	16 918

	131 909	4 724	5 115	36 067	46 950	224 765
Liabilities
Borrowings and swaps	134 061	7 321	3 703	27 146	31 792	204 023

Interest rate risk	-2 152	-2 597	1 412	8 921	15 158

At 31.12.2002	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2002

Assets
Loans (gross)	105 662	2 912	5 635	36 614	46 939	197 762
Net liquidity	10 658	182	544	1 259	1 370	14 013

	116 320	3 094	6 179	37 873	48 309	211 775
Liabilities
Borrowings and swaps	126 978	- 4 167	3 558	28 665	36 024	191 058

Interest rate risk	-10 658	7 261	2 621	9 208	12 285

S.3. Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the balance sheet date and the contractual maturity date.

Assets and liabilities for which there is no contractual maturity date are classified under “Maturity undefined”.

Liquidity Risk (in EUR million)

Maturity at 31.12.2003	< 3 months	> 3 months < 1 year	> 1 year < 5 years	> 5 years	maturity undefined	Total 2003

Assets
Cash in hand, central banks and post office banks	12	0	0	0	0	12

Treasury bills eligible for refinancing with central banks	88	72	852	599	0	1 611

Other loans and advances:
• Current accounts	220	0	0	0	0	220
• Others	13 287	0	0	0	0	13 287

	13 507	0	0	0	0	13 507
Loans:
• Credit institutions	2 212	7 245	29 920	56 357	0	95 734
• Customers	1 767	5 948	34 893	67 500	611	110 719

	3 979	13 193	64 813	123 857	611	206 453

Debt securities including fixed-income securities	4 127	1 304	1 634	2 084	3	9 152
Positive replacement value	0	0	0	0	6 537	6 537
Other assets	0	0	0	0	3 548	3 548

Total assets	21 713	14 569	67 299	126 540	10 699	240 820

Liabilities
Amounts owed to credit institutions	298	4	6	0	0	308

Debts evidenced by certificates	8 351	20 928	96 759	68 467	- 2 004	192 501
Negative replacement value	0	0	0	0	16 925	16 925
Capital, reserves and profit	0	0	0	0	25 697	25 697

Other liabilities	0	0	0	0	5 389	5 389

Total liabilities	8 649	20 932	96 765	68 467	46 007	240 820

Maturity at 31.12.2002	< 3 months	> 3 months < 1 year	> 1 year < 5 years	> 5 years	maturity undefined	Total 2002
Assets
Cash in hand, central banks and post office banks	16	0	0	0	0	16
Treasury bills eligible for refinancing with central banks	20	152	793	566	0	1 531
Other loans and advances:
• Current accounts	118	0	0	0	0	118
• Others	9 947	0	0	0	0	9 947

	10 065	0	0	0	0	10 065
Loans:
• Credit institutions	1 497	5 322	32 409	53 187	0	92 415
• Customers	1 383	7 063	34 709	59 453	723	103 331

	2 880	12 385	67 118	112 640	723	195 746
Debt securities including fixed-income securities	4 148	897	1 585	2 804	0	9 434
Positive replacement value	0	0	0	0	8 848	8 848
Other assets	0	0	0	0	4 290	4 290

Total assets	17 129	13 434	69 496	116 010	13 861	229 930

Liabilities
Amounts owed to credit institutions	1 173	4	6	0	0	1 183
Debts evidenced by certificates	13 211	10 794	95 564	65 348	4 444	189 361
Negative replacement value	0	0	0	0	8 996	8 996
Capital, reserves and profit	0	0	0	0	24 343	24 343
Other liabilities	0	0	0	0	6 047	6 047

Total liabilities	14 384	10 798	95 570	65 348	43 830	229 930

A securities portfolio, termed an “investment portfolio” [note B], has also been created in order to ensure the Group’s solvency and to contend with unforeseen liquidity needs. This securities portfolio consists of mainly fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, acquired with the intention of holding them until final maturity.

S.4. Foreign exchange risk

The sources of foreign exchange rate risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Group’s objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.

Exchange position (in EUR million)

Currency at 31.12.2003	EURO	Pounds Sterling	US Dollars	Other currencies	TOTAL except Euros	Total 2003

Assets
Cash in hand, central banks and post office banks	3	9	0	0	9	12

Treasury bills eligible for refinancing with central banks	1 611	0	0	0	0	1 611

Other loans and advances:
• Current accounts	125	7	17	71	95	220
• Others	6 193	1 829	3 263	2 002	7 094	13 287

	6 318	1 836	3 280	2 073	7 189	13 507
Loans:
• Credit institutions	55 549	22 796	15 787	1 602	40 185	95 734
• Customers	78 900	15 601	10 155	6 063	31 819	110 719

	134 449	38 397	25 942	7 665	72 004	206 453
Debt securities including fixed-income securities	6 063	1 753	1 310	26	3 089	9 152
Positive replacement value	6 537	0	0	0	0	6 537
Other assets	2 130	741	528	149	1 418	3 548

Total assets	157 111	42 736	31 060	9 913	83 709	240 820

Liabilities
Amounts owed to credit institutions	238	4	42	24	70	308

Debts evidenced by certificates
• Debts securities in issue	82 894	44 874	46 993	16 537	108 404	191 298
• Others	305	571	0	327	898	1 203

	83 199	45 445	46 993	16 864	109 302	192 501
Negative replacement value	43 967	-3 369	- 16 491	- 7 182	- 27 042	16 925
Capital, reserves and profit	25 697	0	0	0	0	25 697
Other liabilities	3 976	688	519	206	1 413	5 389

Total liabilities	157 077	42 768	31 063	9 912	83 743	240 820

Net position as at 31/12/2003	34	-32	-3	1

Currency at 31.12.2002	EURO	Pounds Sterling	US Dollars	Other currencies	TOTAL except Euros	Total 2002

Assets
Cash in hand, central banks and post office banks	7	9	0	0	9	16
Treasury bills eligible for refinancing with central banks	1 531	0	0	0	0	1 531
Other loans and advances:
• Current accounts	85	3	11	19	33	118
• Others	6 676	995	860	1 416	3 271	9 947

	6 761	998	871	1 435	3 304	10 065
Loans:
• Credit institutions	53 169	24 264	13 357	1 625	39 246	92 415
• Customers	68 397	17 658	11 253	6 023	34 934	103 331

	121 566	41 922	24 610	7 648	74 180	195 746
Debt securities including fixed-income securities	7 027	1 125	950	332	2 407	9 434
Positive replacement value	8 848	0	0	0	0	8 848
Other assets	2 302	846	662	480	1 988	4 290

Total assets	148 042	44 900	27 093	9 895	81 888	229 930

Liabilities
Amounts owed to credit institutions	786	397	0	0	397	1 183
Debts evidenced by certificates
• Debts securities in issue	81 592	47 681	44 452	14 738	106 871	188 463
• Others	155	388	0	355	743	898

	81 747	48 069	44 452	15 093	107 614	189 361
Negative replacement value	36 904	- 4 313	- 17 895	- 5 700	- 27 908	8 996
Capital, reserves and profit	24 343	0	0	0	0	24 343
Other liabilities	4 263	757	534	493	1 784	6 047

Total liabilities	148 043	44 910	27 091	9 886	81 887	229 930

Net position as at 31/12/2002	- 1	- 10	2	9

Note T – Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indices.

T.1. As part of funding activity

The Group uses derivatives mainly as part of its funding strategy in order to bring the characteristics, in terms of currencies and interest rates, of the funds raised into line with those of loans granted and also to reduce funding costs.

The derivatives most commonly used are:

•	Currency swaps

•	Interest rate swaps

•	Deferred rate-setting (DRS) agreements

•	Asset swaps

T.1.1. Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

T.1.2. Interest rate swaps

Interest rate swaps are contracts under which it is generally agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

T.1.3. Deferred rate-setting (DRS) agreements

This derivative is similar to an interest rate swap contract (fixed rate/floating rate or vice versa). However, it is used more specifically by long-term financing institutions such as the EIB, which raises substantial amounts on the capital markets.

T.1.4. Asset swaps

Asset swaps are arranged for investments in bonds that do not have the desired cash-flows features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Group eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Group to modify the interest rates and currencies of its borrowing portfolio in order to accommodate requests from its clients and also make it possible to reduce funding costs by exchanging its advantageous access conditions to certain capital markets with its counterparties.

Long-term derivatives transactions are not used for trading, but only for fund-raising and for the reduction of market risk exposure.

All interest rate and currency swaps linked to the borrowing portfolio have maturities identical to the corresponding borrowings and are therefore of a long-term nature.

•	Derivatives credit risk mitigation policy:

The credit risk with respect to derivatives lies in the loss which the Group would incur were a counterparty unable to honour its contractual obligations.

In view of the special nature and complexity of the derivatives transactions, a series of procedures was put in place to safeguard the Group against losses arising out of the use of such instruments.

•	Contractual framework:

All Group long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

•	Counterparty selection:

The minimum rating at the outset is set at A1, the Group having the right of early termination if the rating drops below a certain level.

•	Limits have been set in term of:

–	total net market value of derivatives exposure with a counterparty;

–	unsecured exposure to a counterparty;

–	furthermore, specific concentration limits expressed as nominal amount.

All limits are dynamically adapted to the credit quality of the counterparty.

•	Monitoring:

The derivatives portfolio is regularly valued and compared against limits.

•	Collateralisation:

–	Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds.

–	Very complex and illiquid transactions require collateralisation over and above the current market value.

–	Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional amount.

The notional amount is a derivative’s underlying contract amount and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the underlying volume of business transacted by the Group but does not provide any measure of risk. The majority of derivatives are negotiated as to amount, tenor and price, between the Group and its counterparty, whether other professionals or customers (OTC).

In the Group’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the “current exposure” method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive replacement value of the contracts, increased by the potential risks (add-on), contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterparty (BIS 2 weighted risk).

Positive replacement value represents the cost to the Group of replacing all transactions with a fair value in the Group’s favour if all the relevant counterparties of the Group were to default at the same time, and transactions could be replaced instantaneously. Negative replacement value is the cost to the Group’s counterparties of replacing all their transactions with the Group where the fair value is in their favor if the Group were to default. The total positive and negative replacement values are included in the balance sheet separately.

The following tables show the maturities of currency swaps (excluding short-term currency swaps – see 2. below) and interest rate swaps plus DRS combined, sub-divided according to their notional amount and the associated credit risk:

Currency swaps at 31.12.2003 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2003
Notional amount	7 430	27 044	1 222	5 035	40 731
Net discounted value	-1 458	-4 589	-157	17	-6 187
Credit risk (BIS 2 weighted)	41	300	22	206	569

Currency swaps at 31.12.2002 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2002
Notional amount	5 251	30 071	3 156	2 316	40 794
Net discounted value	-119	-1 592	-249	216	-1 744
Credit risk (BIS 2 weighted)	79	539	46	204	868

Interest rate swaps and DRS at 31.12.2003 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2003
Notional amount	13 312	70 306	37 796	33 651	155 065
Net discounted value	287	2 561	203	1 902	4 953
Credit risk (BIS 2 weighted)	116	967	562	757	2 402

Interest rate swaps and DRS at 31.12.2002 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2002
Notional amount	11 864	63 428	20 357	32 770	128 419
Net discounted value	319	3 221	1 048	2 013	6 601
Credit risk (BIS 2 weighted)	105	1 048	510	836	2 499

The Group does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at least cost, the Group enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are covered by swap contracts to hedge the corresponding market risk.

Tabulated below are the number and notional amount of the various types of options embedded in borrowings:

	Option embedded		Stock exchange index		Special structure coupon or similar
	2003	2002	2003	2002	2003	2002
Number of transactions	306	169	16	20	71	27

Notional amount (in EUR million)	12 503	7 427	1 328	1 580	5 134	2 903

Net discounted value (in EUR million)	-160	-121	-94	-197	213	226

All options contracts embedded in, or linked with, borrowings are negotiated over the counter.

Ratings exposure table: all new transactions are concluded with counterparties rated at least A1. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Grouped Ratings	Percentage of Nominal		Net Market Exposure		CRE BIS2 Swaps & DRS
	2003	2002	2003	2002	2003	2002
Aaa	7.2%	8.5%	302	574	772	1 227
Aa1 to Aa3	55.9%	53.2%	329	531	1 882	3 784
A1	30.7%	35.7%	16	70	1 284	2 766
A2 to Baa3	5.8%	2.1%	7	10	570	258
N.R.	0.4%	0.5%	0	0	208	191

Total	100%	100%	654	1 185	4 716	8 226

T.2.	As part of liquidity management

The Group enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps stood at EUR 2 482 million at 31 December 2003, as against EUR 2 290 million at 31 December 2002.

T.3.	IAS 39

T.3.1. ALM derivatives

The Group’s policy aims to maintain a high and stable level of income as well as to safeguard the economic value of the Group. Accordingly, the Group:

-	has adopted an own funds investment profile ensuring a stable and high flow of income

-	manages residual interest rate risks in relation to this investment profile.

With a view to managing residual interest rate risks, the Group operates natural hedges in respect of loans and borrowings or concludes global hedging operations (interest rate swaps).

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) in accordance with IAS 39.

Changes in “fair value” are recorded in the profit and loss account.

T.3.2. Hedging derivatives

The vast majority of the Group’s swaps are concluded with the aim of hedging bond issues. These derivatives as well as borrowings hedged are measured at fair value.

The table below shows a summary of hedged items, the nature of the risk being hedged, the hedged instrument and its fair value.

Table of hedging derivatives as at 31.12.2003 (in EUR million)

Hedging Instrument				Hedged item
Hedging Instrument	Description	Positive fair value	Negative fair value	Description of hedged item	Carrying value
Interest rate Swap	Receive fixed – pay variable	5 135	-1 168	Fixed interest rate debt	3 967
Interest rate Swap	Receive structured – pay variable	416	-258	Structured debt	158
Interest rate Swap	Receive structured – pay fixed	192	-69	Structured terms of debt	123
Interest rate Swap	Receive variable – pay fixed	165	-1 306	Fixed interest rate loans	-1 141
Currency Swap	Receive currency A – pay currency B	105	-3 914	Fixed interest rate debt in curr. B	-3 809
Currency Swap	Receive fixed currency A –	472	-2 834	Fixed interest rate debt in curr. A	-2 362
	pay variable currency B
Currency Swap	Receive struct. currency A –	33	-276	Structured debt in currency A	-243
	pay variable currency B
Currency Swap	Receive currency A – pay currency B	4	-115	Fixed interest rate loans in curr. A	-111

	Sub-total	6 522	-9 940		-3 418

	Foreign exchange impact	14	-6 985		-6 971

	Total	6 536	-16 925		-10 389

As at December 31, 2003, the nature of risk being hedged by the derivatives is the fair value, except for three swaps (with a negative fair value of EUR 76 millions), which are cash flow hedges.

Table of hedging derivatives as at 31.12.2002 (in EUR million)

Hedging Instrument				Hedged item
Hedging Instrument	Description	Positive fair value	Negative fair value	Description of hedged item	Carrying value

Interest rate Swap	Receive fixed – pay variable	5 382	-1 020	Fixed interest rate debt	4 362
Interest rate Swap	Receive structured – pay variable	462	-331	Structured debt	131
Interest rate Swap	Receive structured – pay fixed	214	-3	Structured terms of debt	211
Interest rate Swap	Receive variable – pay fixed	96	-1 457	Fixed interest rate loans	-1 361
Currency Swap	Receive currency A – pay currency B	358	-355	Fixed interest rate debt in curr. B	3
Currency Swap	Receive fixed currency A – pay variable currency B	1 580	-1 011	Fixed interest rate debt in curr. A	569
Currency Swap	Receive struct. currency A – pay variable currency B	127	-1 157	Structured debt in currency A	-1 030
Currency Swap	Receive currency A – pay currency B	145	-45	Fixed interest rate loans in curr. A	100
DRS	Receive fixed – pay fixed	443	-54	Fixed interest rate loans	389
RRS	Receive fixed – pay fixed	5	-7	Fixed interest rate loans	-2

	Sub-total	8 812	-5 440		3 372

	Foreign exchange impact	35	-3 556		-3 521

	Total	8 847	-8 996		-149

As at December 31, 2002, the nature of risk being hedged by the derivatives is the fair value, except for five swaps (with a negative fair value of EUR 20 millions), which are cash flow hedges.

Note U – Geographical breakdown of lending by country in which projects are located

U.1.	Loans for projects within the Union and related loans

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2003	% fin. year 2002

Germany	810	36 805 357	982 945	35 822 412	14.86%	14.99%
France	335	27 640 396	3 519 235	24 121 161	11.16%	11.45%
Italy	928	33 405 848	3 001 677	30 404 171	13.49%	13.54%
United Kingdom	259	22 571 364	3 809 388	18 761 976	9.12%	10.12%
Spain	516	33 032 729	3 493 231	29 539 498	13.34%	12.64%
Belgium	75	3 960 869	572 830	3 388 039	1.60%	1.78%
Netherlands	54	3 325 841	1 006 000	2 319 841	1.35%	1.30%
Sweden	113	4 391 326	958 470	3 432 856	1.77%	1.87%
Denmark	101	5 441 313	885 176	4 556 137	2.20%	2.32%
Austria	144	4 433 643	0	4 433 643	1.79%	1.73%
Finland	72	4 072 926	362 500	3 710 426	1.64%	1.49%
Portugal	229	15 036 827	2 652 436	12 384 391	6.07%	6.28%
Greece	132	10 698 021	1 209 510	9 488 511	4.32%	4.21%
Ireland	67	2 341 502	347 527	1 993 975	0.95%	0.99%
Luxembourg	34	692 137	191 050	501 087	0.28%	0.25%
Related loans (*)	24	1 781 974	218 167	1 563 807	0.72%	0.85%

Total	3 893	209 632 073	23 210 142	186 421 931	84.66%	85.81%

(*):	Loans authorised under the second paragraph of Article 18 (1) of the Statute for projects located outside the territory of Member States of the Union but offering benefits for the Union are considered as related to loans within the Union.

U.2.	Loans for projects outside the Union

U.2.1. ACP Countries/OCT

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2003	% fin. year 2002

Namibia	10	136 154	7 003	129 151
Mauritius	13	129 616	76 516	53 100
Mozambique	6	108 629	60 000	48 629
Kenya	7	105 003	21 139	83 864
Dominican Republic	6	99 817	82 624	17 193
ACP Group	3	91 995	26 289	65 706
Regional – Africa	3	90 720	66 000	24 720
Jamaica	9	79 934	7 249	72 685
Zimbabwe	10	63 968	18 030	45 938
Barbados	6	60 765	25 532	35 233
Botswana	8	56 352	12 500	43 852
Swaziland	3	53 500	43 500	10 000
Ghana	4	53 447	13 310	40 137
Lesotho	3	52 977	4 590	48 387
Senegal	2	52 285	10 062	42 223
Regional – Central Africa	1	50 970	44 636	6 334
Trinidad and Tobago	4	44 661	0	44 661
Mauritania	3	38 797	10 000	28 797
Cameroon	2	24 616	5 000	19 616
Bahamas	3	21 983	0	21 983
Cape Verde	1	20 000	9 500	10 500
Côte-d’Ivoire	4	19 157	0	19 157
Papua New Guinea	5	18 744	0	18 744
Regional – West Africa	1	17 479	0	17 479
Gabon	2	12 786	0	12 786
Nigeria	1	12 255	0	12 255
Saint Lucia	4	11 983	5 000	6 983
Regional – Caribbean	1	9 305	0	9 305
French Polynesia	2	7 680	1 000	6 680
Malawi	4	6 320	0	6 320
Guinea	2	5 732	0	5 732
OCT Group	1	4 868	2 629	2 239
British Virgin Islands	3	4 604	0	4 604
Uganda	1	4 043	0	4 043
New Caledonia and Dependencies	2	3 763	0	3 763
Chad	1	3 382	0	3 382
Saint Vincent and The Grenadines	2	3 225	0	3 225
Cayman Islands	2	2 632	0	2 632
Surinam	1	2 468	0	2 468
Grenada	1	2 293	0	2 293
Falkland Islands	2	2 058	0	2 058
Aruba	1	2 000	2 000	0
Tonga	2	1 571	0	1 571
Belize	1	1 522	0	1 522
Netherlands Antilles	2	424	0	424

Sub-total	155	1 596 483	554 109	1 042 374	0.64%	0.72%

U.2.2. South Africa
Countries and territories in which projects are located	Number of loans	Aggregate loans granted		Undisbursed portion	Disbursed portion	% of total 2003		% fin. year 2002

Sub-total	27	904 047		261 999	642 048	0.37%		0.30%

U.2.3. Euro-Mediterranean Partnership Countries and the Balkans
Turkey	31	2 514 575		1 160 332	1 354 243
Egypt	36	1 754 254		967 307	786 947
Tunisia	45	1 654 210		824 500	829 710
Morocco	39	1 611 873		714 100	897 773
Algeria	34	1 585 149		583 000	1 002 149
Serbia and Montenegro	18	545 184		375 354	169 830
Croatia	16	486 720		341 421	145 299
Lebanon	13	409 644		133 350	276 294
Syria	6	394 595		345 500	49 095
Jordan	25	347 752		80 897	266 855
Bosnia-Herzegovina	4	184 028		130 010	54 018
FYROM	8	177 892		85 232	92 660
Albania	7	151 804		95 000	56 804
Gaza-West Bank	8	147 516		106 270	41 246
Israel	3	34 916		0	34 916

Sub-total	293	12 000 112		5 942 273	6 057 839	4.85%		4.44%

U.2.4. Russian Federation

Sub-Total	1	25 000		25 000	0	0.01%		0.00%

U.2.5. Acceding and Accession Countries
Poland	72	6 483 227		3 211 545	3 271 682
Czech Republic	46	4 312 774		1 932 484	2 380 290
Romania	45	2 853 502		1 434 013	1 419 489
Hungary	50	2 557 515		855 385	1 702 130
Slovenia	29	1 258 771		487 871	770 900
Slovakia	27	1 170 402		311 500	858 902
Cyprus	20	868 118		420 000	448 118
Bulgaria	24	835 877		536 782	299 095
Latvia	15	325 577		192 872	132 705
Lithuania	17	318 344		161 342	157 002
Estonia	13	197 592		48 800	148 792
Malta	4	33 412		25 000	8 412

Sub-total	362	21 215 111		9 617 594	11 597 517	8.57%		7.68%

U.2.6. Asia and Latin American Countries
Brazil	23	717 451		201 912	515 539
Argentina	10	316 207		62 972	253 235
Indonesia	5	225 261		105 488	119 773
Philippines	4	133 406		1 241	132 165
China	3	116 633		56 167	60 466
Pakistan	3	87 949		71 182	16 767
Regional - Central America	3	85 294		65 590	19 704
Mexico	3	77 683		36 307	41 376
India	2	74 284		50 000	24 284
Thailand	2	72 423		26 373	46 050
Panama	2	70 609		4 881	65 728
Peru	2	59 988		0	59 988
Vietnam	1	51 465		0	51 465
Sri Lanka	1	39 640		35 000	4 640
Bangladesh	1	36 202		36 202	0
Costa Rica	1	29 940		0	29 940
Regional - Andean Pact	1	26 764		0	26 764
Uruguay	1	6 950		0	6 950

Sub-total	68	2 228 149		753 315	1 474 834	0.90%		1.05%

Total	906	37 968 902		17 154 290	20 814 612	15.34	%(1)	14.19%

IAS 39		610 877			610 877

TOTAL 2003	4 799	248 211 852	(2)	40 364 432	207 847 420	100.00%		100.00%

TOTAL 2002	4 769	234 284 288	(2)	36 522 346	197 761 942	100.00%		100.00%

(1):	9.86% excluding Pre-Accession Facility.
(2):	including securitised loans (note B).

Note V – Segment reporting

The Group considers that lending constitutes its main business segment: its organisation and entire management systems are designed to support the lending business.

Consequently, the determining factors for segment reporting are:

•	primary determining factor: lending as the main business segment;

•	secondary determining factor: lending in terms of geographical spread.

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:

•	interest and similar income by geographical area (note N);

•	lending by country in which projects are located (note U);

•	tangible and intangible assets by country of location (note F).

Note W—Conversion rates

The following conversion rates were used for establishing the balance sheets at 31 December 2003 and 31 December 2002:

	31.12.2003	31.12.2002

PRE-IN:
Pound sterling	0.704800	0.650500
Danish kroner	7.44500	7.42880
Swedish kronor	9.08000	9.15280

NON-COMMUNITY CURRENCIES:
United States dollars	1.26300	1.04870
Swiss francs	1.55790	1.45240
Lebanese pounds	1879.51	1541.27
Japanese yen	135.050	124.390
Canadian dollars	1.62340	1.65500
Australian dollars	1.68020	1.85560
CFA francs	655.957	655.957
Czech koruny	32.4100	31.5770
Hong Kong dollars	9.80490	8.17810
New Zealand dollars	1.92440	1.99750
South African rand	8.32760	9.00940

Report of the Auditor

The Chairman of the Audit Committee

EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the consolidated financial statements, as identified below, of the European Investment Bank for the year ended 31 December 2003. These consolidated financial statements are the responsibility of the management of the European Investment Bank. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements identified below give, in accordance with International Financial Reporting Standards and with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of banks and other financial institutions except as explained in the relevant notes on accounting policies, a true and fair view of the financial position of the European Investment Bank as at 31 December 2003 and of the results of the operations and its cash flows for the year then ended.

The consolidated financial statements on which our opinion is expressed comprise:

•	Consolidated balance sheet

•	Statement of Special Section

•	Consolidated profit and loss account

•	Statement of movements in consolidated own funds

•	Consolidated cash flow statement

•	Notes to the consolidated financial statements.

ERNST & YOUNG Société Anonyme

/s/ KENNETH A. HAY

Kenneth A. HAY

Luxembourg, 2 March 2004

The Audit Committee

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the consolidated financial statements for the past financial year.

Statement by the Audit Committee

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

•	designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports and noted that their opinion on the consolidated financial statements is unqualified,

•	convened on a regular basis with the Heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

•	received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

•	the consolidated financial statements for the financial year ending on 31 December 2003 as drawn up by the Board of Directors at its meeting on 2 March 2004,

•	that the foregoing provides a reasonable basis for its statement and,

•	Articles 22, 23 & 24 of the Rules of Procedure,

to the best of its knowledge and judgement:

confirms that the consolidated financial statements, comprising the consolidated balance sheet, the statement of special section, the consolidated profit and loss account, the consolidated own funds, the consolidated cash-flow statement and the notes to the consolidated financial statements give a true and fair view of the financial position of the Bank as at 31 December 2003 and of the results of its operations and cash flows for the year then ended.

Luxembourg, 31 March 2004

The Audit Committee

/s/ C. NACKSTAD	/s/ M. HARALABIDIS	/s/ M. COLAS

C. NACKSTAD	M. HARALABIDIS	M. COLAS

EIB

Financial Statements

BALANCE SHEET AS AT 31 DECEMBER 2003

(In EUR ‘000)

	ASSETS		31.12.2003		31.12.2002
1.	Cash in hand, balances with central banks and post office banks		11 555		16 100

2.	Treasury bills eligible for refinancing with central banks (Note B)		1 482 176		1 398 458

3.	Loans and advances to credit institutions
	a) repayable on demand	195 633		107 236
	b) other loans and advances (Note C)	13 257 301		9 932 089
	c) loans ( Note D)	95 734 289		92 414 790

			109 187 223		102 454 115

4.	Loans and advances to customers
	a) loans (Note D)	110 286 636		102 782 927
	b) specific provisions (Note A.8.1)	-175 000		-175 000

			110 111 636		102 607 927

5.	Debt securities including fixed-income securities (Note B)
	a) issued by public bodies	2 533 369		3 229 725
	b) issued by other borrowers	6 269 895		5 831 782

			8 803 264		9 061 507

6.	Shares & other variable-yield securities (Note E)		878 079		839 200

7.	Participating Interests (Note E)		264 832		269 942

8.	Intangible assets (Note F)		8 075		9 848

9.	Property, furniture and equipment (Note F)		119 958		112 705

10.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance (Note G)	0		283
	b) sundry debtors (Note H)	476 053		1 106 822

			476 053		1 107 105
11.	Prepayments and accrued income (Note I)		2 735 527		2 892 516

			234 078 378		220 769 423

OFF-BALANCE-SHEET ITEMS
			31.12.2003		31.12.2002
Commitments
– EBRD capital (Note E)
	. uncalled		442 500		442 500
	. to be paid in		16 875		25 313
– EIF capital (Note E)
	. uncalled		953 600		972 000
– Undisbursed loans (Note D)
	. credit institutions	8 772 897		7 412 732
	. customers	31 591 535		29 109 614

			40 364 432		36 522 346
	– Undisbursed venture capital operations		1 006 246		1 166 113

Guarantees (Note D)
	– In respect of loans granted by third parties		331 417		401 626
	– In respect of venture capital operations		60 526		64 810

	EIF treasury management		517 217		530 034

	Guarantee Fund treasury management		1 600 474		1 646 292

The bracketed notes refer to the Notes to the Financial Statements.

LIABILITIES			31.12.2003		31.12.2002
1.	Amounts owed to credit institutions (Note J)
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	308 203		1 182 667

			308 203		1 182 667

2.	Debts evidenced by certificates (Note K)
	a) debt securities in issue	193 301 439		184 019 263
	b) others	1 203 079		898 071

			194 504 518		184 917 334

3.	Other liabilities
	a) interest subsidies received in advance (Note G)	260 207		289 954
	b) sundry creditors (Note H)	974 110		1 036 001
	c) sundry liabilities	47 970		45 690
	d) currency swap contracts adjustment account	6 970 428		3 549 176

			8 252 715		4 920 821

4.	Accruals and deferred income (Note I)		4 450 980		4 599 543

5.	Provisions for liabilities and charges
	a) staff pension fund (Note L)	560 499		517 205
	b) provision for guarantees issued	17 941		16 835

			578 440		534 040

6.	Fund for general banking risks (Note M)		1 050 000		1 105 000

7.	Capital
	• Subscribed	150 000 000		100 000 000
	• Uncalled	-142 500 000		-94 000 000

			7 500 000		6 000 000

8.	Reserves
	a) reserve fund	13 641 249		10 000 000
	b) additional reserves	0		3 717 060
	c) special supplementary reserves	0		750 000

			13 641 249		14 467 060

9.	Funds allocated to structured finance facility		500 000		250 000

10.	Funds allocated to venture capital operations		1 868 769		1 499 091

11.	Profit for the financial year		1 423 504		1 293 867

			234 078 378		220 769 423

OFF-BALANCE-SHEET ITEMS
			31.12.2003		31.12.2002
Special deposits for service of borrowings (Note Q)			160 176		284 367
Securities portfolio
– Securities receivable			18 309		17 776
– Securities payable			4 894		18 132
Nominal value of interest-rate swap and deferred rate-setting contracts (Note T)			155 065 118		128 418 546
Nominal value of currency swap contracts payable			50 172 472		46 633 273
Nominal value of currency swap contracts receivable			43 213 019		43 084 097
Nominal value of put option granted to EIF minority shareholders			254 520		247 275
Borrowings arranged but not yet signed			77 749		889 175
Swaps arranged but not yet signed			69		0
Securities lending			383 127		0

STATEMENT OF SPECIAL SECTION(1) AS AT 31 DECEMBER 2003

( In EUR ‘000 )

(amounts in foreign currency converted at exchange rates prevailing on 31 December 2003)

ASSETS	31.12.2003	31.12.2002
Member States
From resources of the European Community (New Community Instrument for borrowing and lending)
Disbursed loans outstanding(2)	16 317	68 599

Turkey
From resources of Member States
Disbursed loans outstanding(3)	31 219	43 792

Mediterranean Countries
From resources of the European Community
Disbursed loans outstanding	191 884	201 606

Risk capital operations
– amounts to be disbursed	103 217	117 182
– amounts disbursed	222 644	201 576

	325 861	318 758

Total(4)	517 745	520 364
African, Caribbean and Pacific State and Overseas Countries and Territories
From resources of the European Community

Yaoundé Conventions
Loans disbursed	40 303	41 564
Contributions to the formation of risk capital
– amounts disbursed	419	419

Total(5)	40 722	41 983
Lomé Conventions
Operations from risk capital resources:
– amounts to be disbursed	539 164	633 407
– amounts disbursed	1 343 821	1 274 134

	1 882 985	1 907 541
Operations from other resources:
– amounts to be disbursed	6 813	8 000
– amounts disbursed	1 187	0

	8 000	8 000

Total(6)	1 890 985	1 915 541

TOTAL	2 496 988	2 590 279

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

a)	Under the First, Second and Third Lomé Conventions: at 31.12.2003: 1 238 261 / at 31.12.2002: 1 332 075
b)	Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2003: 146 256 / at 31.12.2002: 152 326

Note (1): The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording operations carried out by the European Investment Bank for the account of and under mandate from third parties. However, for the Investment Facility under the Cotonou Agreement separate Financial Statements are presented.

Note (2): Initial amount of contracts signed under Council Decisions: 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982, 83/200/EEC of 19 April 1983 and 87/182/EEC of 9 March 1987 for promoting investment within the Community, as well as 81/19/EEC of 20 January 1981 for reconstructing areas of Campania and Basilicata (Italy) struck by an earthquake on 23 November 1980 and 81/1013/EEC of 14 December 1981 for reconstructing areas in Greece struck by earthquakes in February and March 1981, under mandate, for the account and at the risk of the European Community:

Initial amount:			6 399 145
add:	- exchange adjustments		+118 884
less:	- cancellations	201 991
	- repayments	6 299 721	-6 501 712

16 317

Note (3): Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member States.

Initial amount:			405 899
add:	- exchange adjustments		+22 109
less:	- cancellations	215
	- repayments	396 574	-396 789

31 219

LIABILITIES	31.12.2003	31.12.2002
Funds under trust management
Under mandate from the European Communities
– New Community Instrument	16 317	68 599
– Financial Protocols with the Mediterranean Countries	414 528	403 182
– Yaoundé Conventions	40 722	41 983
– Lomé Conventions	1 343 821	1 274 134
– Other ressources under the Lomé Conventions	1 187	0

	1 816 575	1 787 898
Under mandate from Member States	31 219	43 792

Total	1 847 794	1 831 690
Funds to be disbursed
On loans and risk capital operations in the Mediterranean Countries	103 217	117 182
On operations from risk capital resources under the Lomé Conventions	539 164	633 407
On operations from other resources under the Lomé Conventions	6 813	8 000

Total	649 194	758 589

TOTAL	2 496 988	2 590 279

Note (4): Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries, Malta, Cyprus, Turkey and Greece (EUR 10 million lent prior to accession to EC on 1 January 1981) under mandate, for the account and at the risk of the European Community.

Initial amount:		685 507
less: – exchange adjustments	106
– cancellations	37 749
– repayments	129 907	-167 762

517 745

Note (5): Initial amount of contracts signed for financing projects in the Associated African States, Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD) under mandate, for the account and at the risk of the European Community:

– loans on special conditions	139 483
– contributions to the formation of risk capital	2 503

Initial amount:		141 986
add: – capitalised interest	1 178
– exchange adjustments	9 839	+11 017

less: – cancellations	1 574
– repayments	110 707	-112 281

40 722

Note (6): Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:
– conditional and subordinated loans	3 019 498
– equity participations	141 583

Initial amount:		3 161 081

add: – capitalised interest		+2 986

less: – cancellations	397 561
– repayments	831 907
– exchange adjustments	51 614

-1 281 082

1 882 985
Loans from other resources:		8 000

1 890 985

PROFIT AND LOSS ACCOUNT

For the year ended 31 December 2003

(in EUR ‘000)

			31.12.2003		31.12.2002
1.	Interest and similar income (Note N)		8 806 415		9 773 256

2.	Interest and similar charges		-7 079 942		-8 128 699

3.	Income from participating interests		4 556		9 477

4.	Commission income (Note O)		49 607		20 515

5.	Commission expense		-7 618		-7 402

6.	Result on financial operations		-4 631		24 465

7.	Other operating income		22 827		13 099

8.	General administrative expenses (Note P)		-249 372		-226 125
	a) staff costs	-177 515		-163 348
	b) other administrative costs	-71 857		-62 777

9.	Depreciation and amortization (Note F)		-18 059		-18 061
	a) intangible assets	-3 658		-4 787
	b) tangible assets	-14 401		-13 274

10.	Value adjustments on loans and advances (notes A.8.1 and D.3.)		-40 627		0

11.	Value adjustments on venture capital operations (Note E)		-108 734		-106 253

12.	Transfer to provision for guarantees issued		-5 390		-25 216

13.	Value adjustments on shares and other variable yield securities		-528		-10 189

14.	Transfer from/to Fund for general banking risks (Note M)		55 000		-25 000

15.	Profit for the financial year		1 423 504		1 293 867

OWN FUNDS AND APPROPRIATION OF PROFIT

At its annual meeting on 4 June 2002, the Board of Governors of the Bank unanimously decided:

•	to increase the Bank’s subscribed capital from EUR 100 000 million to EUR 150 000 million as of 1 January 2003;

•	to raise the paid-in capital to EUR 7 500 million with effect on 1 January 2003, or 5% of the subscribed capital of EUR 150 000 million through a transfer of EUR 1 500 million from the Bank’s additional reserves;

•	to transfer of EUR 2 217 059 887 from the account “Additional reserves” to the Bank’s Statutory Reserve Fund (account “Reserve Fund”).

At its annual meeting on 3 June 2003, the Board of Governors decided the following appropriation of the balance of the profit and loss account for the year ended 31 December 2002, which, after transfer of EUR 25 000 000 to the account “Fund for general banking risks”, amounted to EUR 1 293 866 980:

•	EUR 130 321 808 as a deduction to the account “Funds allocated to the venture capital operations”;

•	EUR 1 424 188 788, as an increase to the account “Reserve Fund”.

On 10 December 2003 the Board of Governors decided to transfer EUR 750 000 000 from the account “Special supplementary reserves” as follows:

•	EUR 250 000 000 to the account “Funds allocated to structured finance facility”;

•	EUR 500 000 000 to the account “Funds allocated to the venture capital operations”.

Statement of movements in own funds (in EUR ‘000)	31.12.2003	31.12.2002
Share Capital
Subscribed capital	150 000 000	100 000 000
Uncalled	-142 500 000	-94 000 000
Paid-in capital	7 500 000	6 000 000
Reserves and profit for the year:
Reserve Fund
Balance at beginning of the year	10 000 000	10 000 000
Appropriation of prior year’s profit	1 424 189	0
Transfer from Additional reserves	2 217 060	0
Balance at end of the year	13 641 249	10 000 000
Additional reserves
Balance at beginning of the year	3 717 060	3 154 706
Appropriation of prior year’s profit	0	562 354
Transfer to Paid in capital	-1 500 000	0
Transfer to Reserve Fund	-2 217 060	0
Balance at end of the year	0	3 717 060
Special supplementary reserves
Balance at beginning of the year	750 000	0
Appropriation of prior year’s profit	-750 000	750 000
Balance at end of the year	0	750 000
Fund for general banking risks
Balance at beginning of the year	1 105 000	1 080 000
Appropriation of current year’s profit	-55 000	25 000
Balance at end of the year	1 050 000	1 105 000
Fund allocated to structured finance facility
Balance at beginning of the year	250 000	250 000
Appropriation of prior year’s profit	250 000	0
Balance at end of the year	500 000	250 000
Fund allocated to venture capital operations
Balance at beginning of the year	1 499 091	1 500 000
Appropriation of prior year’s profit	-130 322	-909
Transfer from special supplementary reserves	500 000	0
Balance at end of the year	1 868 769	1 499 091
Profit for the financial year	1 423 504	1 293 867
Reserves and profit for the year	18 483 522	18 615 018
Total own funds	25 983 522	24 615 018

STATEMENT OF SUBSCRIPTIONS TO THE CAPITAL OF THE BANK AS AT 31 DECEMBER 2003 In EUR

Member States	Subscribed capital	Uncalled capital (*)	Paid-in capital at 31.12.2003
Germany	26 649 532 500	25 316 065 017	1 333 467 483
France	26 649 532 500	25 316 065 017	1 333 467 483
Italy	26 649 532 500	25 316 065 017	1 333 467 483
United Kingdom	26 649 532 500	25 316 065 017	1 333 467 483
Spain	9 795 984 000	9 307 371 252	488 612 748
Belgium	7 387 065 000	7 018 606 548	368 458 452
Netherlands	7 387 065 000	7 018 606 548	368 458 452
Sweden	4 900 585 500	4 655 556 231	245 029 269
Denmark	3 740 283 000	3 553 721 865	186 561 135
Austria	3 666 973 500	3 483 624 843	183 348 657
Finland	2 106 816 000	2 001 475 188	105 340 812
Greece	2 003 725 500	1 903 781 233	99 944 267
Portugal	1 291 287 000	1 226 879 033	64 407 967
Ireland	935 070 000	888 429 814	46 640 186
Luxembourg	187 015 500	177 687 377	9 328 123

	150 000 000 000	142 500 000 000	7 500 000 000

(*)	Could be called by decision of the Board of Directors to such extent as may be required for the Bank to meet its obligations towards those who have made loans to it.

CASH FLOW STATEMENT AS AT 31 DECEMBER 2003

(In EUR‘000)

	31.12.2003	31.12.2002
A. Cash flows from operating activities:

Profit for the financial year	1 423 504	1 293 867

Adjustments:

Transfer from/to Fund for general banking risks	-55 000	25 000
Value adjustments on tangible and intangible assets	18 059	18 061
Value adjustment on shares and other variable yield securities	528	10 189
Value adjustment on venture capital operations	108 734	106 253
Exchange adjustment	-13	-1 096
Decrease/Increase in accrued interest and commissions payable and interest received in advance	-148 563	108 946
Decrease in accrued interest and commissions receivable	156 989	174 144
Investment portfolio amortisation	15 957	-2 045

Profit on operating activities	1 520 195	1 733 319

Net loan disbursements	-36 305 299	-40 357 838
Repayments	16 772 520	23 518 129
Net balance on NCI operations (Note H)	57 779	49 336
Increase in treasury portfolios	-181 658	-473 407
Increase in venture capital operations	-127 652	-160 211
Increase in shares and other variable yield securities	-13 124	0
Decrease/Increase in securitised loans	625 331	-717 661
Decrease/Increase in other assets	144 421	-115 061

Net cash from operating activities	-17 507 487	-16 523 394

B. Cash flows from investing activities:

EBRD shares paid up (Note E)	-8 437	-8 438
Sales of EIF shares	5 110	0
Sales of securities	307 436	333 543
Purchase of securities	-334 158	-333 102
Increases in land, buildings and furniture (Note F)	-21 654	-46 519
Increases in intangible fixed assets	-1 884	-6 947

Net cash from investing activities	-53 587	-61 463

C. Cash flows from financing activities:

Issue of borrowings	42 519 785	37 563 210
Redemption of borrowings	-21 192 285	-20 396 612
(Decrease)/Increase in currency swaps payable	-311 759	278 192
Increase in commercial paper	1 705 163	626 203
(Decrease)/Increase in amounts owed to credit institutions	-874 464	575 045
(Decrease)/Increase in other liabilities	-44 958	74 154

Net cash from financing activities	21 801 482	18 720 192

Summary statement of cash flows

Cash and cash equivalents at beginning of financial year	13 812 332	12 261 325

Net cash from:

(1) Operating activities	-17 507 487	-16 523 394
(2) investing activities	-53 587	-61 463
(3) financing activities	21 801 482	18 720 192
Effects of exchange rate changes on loans, borrowings and swaps	-572 962	-584 328

Cash and cash equivalents at end of financial year	17 479 778	13 812 332

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	11 555	16 100
Bills maturing within three months of issue	4 015 289	3 756 907
Loans and advances to credit institutions:
– accounts repayable on demand	195 633	107 236
– term deposit accounts	13 257 301	9 932 089

	17 479 778	13 812 332

EUROPEAN INVESTMENT BANK

NOTES TO THE FINANCIAL STATEMENTS AS AT 31 DECEMBER 2003

Note A – Significant accounting policies

A.1. Accounting standards

The unconsolidated financial statements (the “Financial Statements”) have been prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions (the “Directive”), as amended by Directive 2001/65/EC of 27 September 2001 on the valuation rules for the annual and consolidated accounts of certain types of companies as well as of banks and other financial institutions.

On a proposal from the Management Committee, the Board of Directors decided on 2 March 2004 to submit the Financial Statements to the Governors for approval at their meeting on 2 June 2004.

In preparing the Financial Statements, the Management Committee is required to make estimates and assumptions that affect reported income, expenses, assets, liabilities and disclosure of contingent assets and liabilities. Use of available information and application of judgement are inherent in the formation of estimates. Actual results in the future could differ from such estimates and the resulting differences may be material to the Financial Statements.

The Bank also publishes consolidated Financial Statements.

A.2. Foreign currency translation

In accordance with Article 4(1) of its Statute, the EIB uses the euro, the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the unit of measure for the capital accounts of Member States and for presenting its Financial Statements.

The Bank conducts its operations in the currencies of its Member States, in euro and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

Foreign currency transactions are translated at the exchange rate prevailing on the date of the transaction.

The Bank’s assets and liabilities denominated in currencies other than in euro are translated at closing exchange rates prevailing at the balance sheet date. The gain or loss arising from such translation is recorded in the profit and loss account.

The elements of the profit and loss accounts are translated into euro monthly on the basis of the exchange rates prevailing at the end of each month.

A.3. Derivatives

The Bank uses derivative instruments, i.e. mainly currency and interest rate swaps, as part of its asset and liability management activities to manage exposures to interest rate and foreign currency risks, including exposures arising from forecast transactions.

The majority of the Bank’s swaps are concluded with a view to hedging specific bond issues. The Bank enters into currency swaps, in which, at inception the proceeds of a borrowing are converted into a different currency, mainly as part of its resource-raising operations, and, thereafter, the Bank will obtain the amounts needed to service the borrowing in the original currency. The amounts corresponding to these operations are booked as off-balance sheet items at the date of the transaction.

The Bank also enters into interest rate swaps as part of its hedging operations. The corresponding interest is accounted for on a prorata temporis basis. The nominal amounts of interest rate swaps are booked as off-balance sheet items at the date of the transaction.

A.4. Financial assets

Financial assets are accounted for using the settlement date basis.

A.5. Cash and Cash Equivalents

The Bank defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less.

A.6. Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities

With a view to clarifying management of its liquid assets and consolidating its solvency, the Bank has established the following portfolio categories:

A.6.1. Investment portfolio

The investment portfolio consists of securities purchased with the intention of holding them to maturity in order to ensure the Bank’s solvency. These securities are issued or guaranteed by:

•	governments of the European Union, G10 countries and their agencies;

•	supranational public institutions, including multinational development banks.

These securities are initially recorded at the purchase price or more exceptionally the transfer price. The difference between entry price and redemption value is accounted for pro rata temporis over the remaining life of the securities.

A.6.2. Operational portfolios

•	Operational money market portfolios A1 and A2

In order to maintain an adequate level of liquidity the Bank purchases money market products with a maximum maturity of twelve months, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities are held until their final maturity and presented in the accounts at their nominal value.

Treasury bills appear on the assets side of the balance sheet under item 2) Treasury bills eligible for refinancing with central banks.

Negotiable debt securities issued by credit institutions appear on the assets side of the balance sheet under item 5. Debt securities including fixed-income securities—b) issued by other borrowers.

•	Operational bond portfolios B1 and B3

The B1 “Credit Spread” portfolio comprises floating-rate and fixed-rate bonds issued or guaranteed by national governments, supranational institutions, financial institutions and corporations with a maximum residual maturity of 5 years. The securities are held until their final maturity and presented in the accounts at their nominal value.

The B3 “Global Fixed income” portfolio comprises listed securities with a maximum residual maturity of 10 years, issued and guaranteed by financial institutions. Securities held in this portfolio are marked to market value in the balance sheet; the corresponding value adjustment is recorded under item 6. Result on financial operations in the profit and loss account.

A.7. Securities borrowing and lending

In April 2003, the Bank signed an agreement for securities lending with Northern Trust Global Investment acting as an agent to lend securities from the Investment Portfolio and the B3 “Global Fixed income” portfolio.

Securities borrowed and securities lent are recorded at the amount of cash collateral advanced or received, plus accrued interest. Securities borrowed and securities received as collateral under securities lending transactions are not recognized in the balance sheet unless control of the contractual rights that comprise these securities received is gained. Securities lent and securities provided as collateral under securities borrowing transactions are not derecognised from the balance sheet unless control of the contractual rights that comprise these securities transferred is relinquished. The Bank monitors the market value of the securities borrowed and lent on a daily basis and provides or requests additional collateral in accordance with the underlying agreements.

Fees and interest received or paid are recorded as interest income or interest expense, on an accrual basis.

A.8. Loans and advances to credit institutions and customers

A.8.1. Loans and advances

Loans and advances are included in the assets of the Bank at their net disbursed amounts. Specific value adjustments have been made for loans and advances outstanding at the end of the financial year and presenting risks of non-recovery of all or part of their amounts. Such value adjustments are held in the same currency as the asset to which they relate. Value adjustments are accounted for in the profit and loss account as “Value adjustments on loans and advances” and are deducted from the appropriate asset items on the balance sheet.

A.8.2. Interest on loans

Interest on loans is recorded in the profit and loss account on an accruals basis, i.e. over the life of the loans. On the balance sheet, accrued interest is included in the account “Prepayments and accrued income” under assets. Value adjustments to interest on these loans are determined on a case-by-case basis by the Bank’s Management.

A.8.3. Reverse repurchase and repurchase operations (reverse repos and repos)

A reverse repurchase (repurchase) operation is one under which the Bank lends (borrows) liquid funds to (from) a credit institution which provides (receives) collateral in the form of securities. The two parties enter into an irrevocable commitment to complete the operation on a date and at a price fixed at the outset.

The operation is based on the principle of delivery against payment: the borrower (lender) of the liquid funds transfers the securities to the Bank’s (counterparty’s) custodian in exchange for settlement at the agreed price, which generates a return (cost) for the Bank linked to the money market.

This type of operation is considered for the purposes of the Bank to be a loan (borrowing) at a guaranteed rate of interest. Generally treated as collateralized financing transactions, they are carried at the amounts of cash advanced or received, plus accrued interest and are entered on the assets side of the balance sheet under item 3. Loans and advances to credit institutions – b) other loans and advances (on the liabilities side of the balance sheet under item 1. Amounts owed to credit institutions – b) with agreed maturity dates or periods of notice). The securities received as collateral are accounted for off balance sheet in the account “Securities received as collateral with respect to derivatives exposure”. The securities provided as collateral are maintained in the balance sheet accounts.

Securities received under reverse repurchase agreements and securities delivered under repurchase agreements are not recognized in the balance sheet or derecognised from the balance sheet, unless control of the contractual rights that comprise these securities is relinquished. The Group monitors the market value of the securities received or delivered on a daily basis, and provides or requests additional collateral in accordance with the underlying agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income or interest expense, over the life of each agreement.

A.9. Shares, other variable-yield securities and participating interests

A.9.1. Shares and other variable securities

Shares and other variable securities are recorded at acquisition cost. At the balance sheet date, their carrying value is adjusted to the lower of cost or market value.

Investments in venture capital enterprises represent shares and other variable-yield securities acquired for the longer term in the normal course of the Bank’s activities and are shown in the balance sheet at their original purchase cost. Based on the reports received from fund managers up to the balance sheet date, the portfolio of Venture Capital Investments is valued on a line-by-line basis at the lower of cost or attributable net asset value (“NAV”), thus excluding any attributable unrealised gain that may be prevailing in the portfolio. The attributable NAV is determined through applying either the Bank’s percentage ownership in the underlying vehicle to the NAV reflected in the most recent report or, to the extent available, the value per share at the same date, submitted by the respective Fund Manager. The attributable NAV is adjusted for events having occurred between the date of the latest available NAV and the balance sheet date to the extent that such adjustment is considered to be material. Unrealised losses due solely to administrative expenses of venture capital funds in existence for less than two years at the balance sheet date are not taken into consideration in determining the attributable NAV.

A.9.2. Participating interests

Participating interests held represent medium and long-term investments and are accounted for at cost. Value impairments are accounted for, if these are other than temporary.

A.10.  Property, furniture and equipment

Property, furniture and equipment include land, Bank-occupied properties, other machines and equipment.

Land and buildings are stated at acquisition cost less initial write-down of the Kirchberg headquarters and accumulated depreciation. The value of the Bank’s headquarters building in Luxembourg-Kirchberg and its buildings in Luxembourg-Hamm, Luxembourg-Weimershof and Lisbon is depreciated on the straight-line basis as set out below.

Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment, fixtures and fittings, furniture, office equipment and vehicles have been recorded in the balance sheet at their acquistion cost, less accumulated depreciation.

Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

• Buildings in Kirchberg, Hamm and Weimershof	30 years
• Building in Lisbon	25 years
• Permanent equipment, fixtures and fittings	10 years
• Furniture	5 years
• Office equipment and vehicles	3 years
• Works of art are depreciated in full in the year of acquisition.

A.11.  Intangible assets

Intangible assets comprise computer software. Software development costs are capitalized if they meet certain criteria relating to identifiability, to the probability that future economic benefits will flow to the enterprise and to the reliability of cost measurement.

Internally developed software meeting these criteria is carried at cost less accumulated depreciation calculated on the straight-line basis over three years from completion.

Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

A.12.  Staff pension fund and health insurance scheme

A.12.1. Pension fund

The Bank’s main pension scheme is a defined benefit pension scheme funded by contributions from staff and from the Bank which covers all employees. All contributions of the Bank and its staff are invested in the assets of the Bank. These annual contributions are set aside and accumulated as a specific provision on the liabilities side of the Bank’s balance sheet, together with annual interest.

Commitments for retirement benefits are valued at least every three years using the projected unit credit method, in order to ensure that the provision entered in the accounts is adequate. The results of the latest valuation as at June 30, 2003 are not available. The main actuarial assumptions used by the actuary are set out in Note L. Actuarial surpluses and deficits are spread forward over a certain period based on the average expected remaining service lives of staff.

The main pension scheme of the European Investment Fund (“EIF”) is a defined benefit scheme funded by contributions from staff and from the EIF which covers all employees. The scheme entered into force in March 2003, replacing the previous defined contribution scheme. The funds allocated to the pension scheme are in the custody of and invested by the EIB, following the rules and principles applied by EIB for its own pension scheme.

A.12.2. Health insurance scheme

The Bank has set up its own health insurance scheme for the benefit of staff, financed by contributions from the Bank and its employees. The health insurance scheme is currently managed on the basis of equal benefits and contributions.

A.13.  Debts evidenced by certificates

Debts evidenced by certificates are initially measured at cost, which is the fair value of the consideration received. Transaction costs and net premiums (discounts) are included in the initial measurement. Subsequent measurement is at amortised cost at inception on the straight line basis to the redemption value over the life of the debt.

Interest expense on debt instruments is included in the account “Interest and similar charges” in the profit and loss account.

A.14.  Fund for general banking risks and provision for guarantees issued

A.14.1. Fund for general banking risks

This item includes those amounts which the Bank decides to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attaching to such operations.

Annual transfers from/to this account are shown separately in the profit and loss account under the caption “Transfer from/to Fund for general banking risks”.

A.14.2. Provision for guarantees issued

This provision is intended to cover risks inherent in the Bank’s activity of issuing guarantees in favour of financial intermediaries. A provision for credit losses is established if there is objective evidence that the Bank will have to incur a credit loss in respect of a given guarantee granted.

A.15.  Funds allocated to structured finance facility and to venture capital operations

A.15.1. Funds allocated to structured finance facility

This item comprises the amount of appropriations from the annual result of the Bank, determined each year by the Board of Governors to facilitate the implementation of operations with a greater degree of risk for this new type of instrument.

A.15.2. Funds allocated to venture capital operations

This item comprises the amount of appropriations from the annual result of the Bank, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment.

Value adjustments on venture capital and structured finance operations are deducted from these two accounts upon appropriation of the Bank’s result.

A.16.  Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipulates that the assets, revenues and other property of the Bank are exempt from all direct taxes.

A.17.  Prepayments and accrued income—Accruals and deferred income

These accounts comprise:

Prepayments and accrued income:	Expenditure incurred during the financial year but relating to a subsequent financial year, together with any income which, though relating to the financial year in question, is not due until after its expiry (principally interest on loans).

Accruals and deferred income:	Income received before the balance sheet date but relating to a subsequent financial year, together with any charges which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

A.18.  Interest and similar income

In addition to interest and commission income on loans and deposits and other revenue from the securities portfolio, the account “Interest and similar income” includes the indemnities received by the Bank for prepayments made by its borrowers. In order to maintain equivalent accounting treatment between income on loans and the cost of borrowings, the Bank amortises prepayment indemnities received over the remaining life of the loans concerned.

A.19.  Management of third-party funds

A.19.1. EIF treasury

The EIF treasury is managed by the Bank in accordance with the treasury management agreement signed between the two parties in December 2000.

A.19.2. Guarantee Fund treasury

The Commission entrusted financial management of the Guarantee Fund to the EIB under an agreement signed between the two parties in November 1994.

A.20.  Reclassification of prior year figures

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

Note B – Debt securities portfolio (in EUR ‘000)

In addition to securitised loans, the debt securities portfolio is comprised of the investment portfolio, the operational money market portfolios A1 and A2 and the operational bonds B1 “Credit Spread” and B3 “Global Fixed income” portfolios. The detail of these portfolios as at December 31, 2003 and 2002 is as follows:

	31.12.2003	31.12.2002
Treasury bills eligible for refinancing with central banks (of which EUR 12 591 unlisted in 2003 and EUR 12 671 in 2002)	1 482 176	1 398 458
Debt securities including fixed-income securities (listed)	8 803 264	9 061 507

	10 285 440	10 459 965

At 31.12.2003	Purchase Price	Book Value	Amortisation to be accounted for	Value at final maturity	Market value
Investment portfolio	2 500 182	2 516 657	-52 594	2 464 063	2 605 493
Operational money market portfolios:
- A1: Money market securities with a max. 3-month maturity	4 015 289	4 015 289	0	4 015 289	4 015 289
- A2: Money market securities with a max. 18-month maturity	1 454 827	1 454 827	0	1 454 827	1 454 827
Operational bond portfolios:
B1: Credit Spread	666 797	666 498	151	666 649	669 645
B3: Global Fixed Income	418 429	416 551	0	400 482	416 551

Securitised loans ( Note D)	1 215 618	1 215 618	0	1 215 618	1 215 618

	10 271 142	10 285 440		10 216 928

At 31.12.2002	Purchase Price	Book Value	Amortisation to be accounted for	Value at final maturity	Market value
Investment portfolio	2 473 731	2 505 892	-41 719	2 464 173	2 624 728
Operational money market portfolio:
- A1: Money market securities with a max. 3-month maturity	3 756 907	3 756 907	0	3 756 907	3 756 907
- A2: Money market securities with a max. 18-month maturity	1 256 985	1 256 985	0	1 256 985	1 256 985
Operational bond portfolio
B1: Credit Spread	696 768	696 718	-103	696 615	699 030
B3: Global Fixed Income	397 962	402 515	0	386 099	402 515
Securitised loans ( Note D)	1 840 948	1 840 948	0	1 840 948	1 840 948

	10 423 301	10 459 965		10 401 727

The Bank enters into collateralized securities lending transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Bank controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Bank when deemed necessary.

The security lending activity amounts to EUR 383 127 at the end of December 2003 (2002 – nil).

Note C – Loans and advances to credit institutions—other loans and advances (in EUR ‘000)

The Bank enters into collateralized reverse repurchase and repurchase agreements transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Bank controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Bank when deemed necessary.

	31.12.2003	31.12.2002
Term deposits	7 816 481	5 303 298
Reverse repos (*)	5 440 820	4 628 791

	13 257 301	9 932 089

(*)	These operations are carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:

•	delivery against payment,

•	verification of collateral,

•	the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian,

•	organisation of substitute collateral provided that this meets all the contractual requirements.

Note D – Summary statement of loans and guarantees

D.1. Aggregate loans granted (in EUR ‘000 )

Aggregate loans granted comprise both the disbursed and undisbursed portions of loans. The analysis is as follows:

	To intermediary credit institutions	Directly to final beneficiaries	Total 2003	Total 2002
Disbursed portion	95 734 289	110 286 636	206 020 925	195 197 717
Undisbursed loans	8 772 897	31 591 535	40 364 432	36 522 346

Aggregate loans granted	104 507 186	141 878 171	246 385 357	231 720 063
Securitised loans [note B]			1 215 618	1 840 948

Aggregate loans including securitised loans [note U]			247 600 975	233 561 011

D.2. Statutory ceiling on lending and guarantee operations (in EUR million)

Under the terms of Article 18 (5) of the Statute, the aggregate amount outstanding at any time of loans and guarantees granted by the Bank must not exceed 250% of its subscribed capital.

The present level of capital implies a ceiling of EUR 375 billion in relation to aggregate loans and guarantees furnished; these currently total EUR 249 939 million and are broken down as follows:

	31.12.2003	31.12.2002
Aggregate loans granted	246 385	231 720
Aggregate venture capital operations	1 946	1 980
Aggregate guarantees furnished in respect of loans granted by third parties	392	466
Aggregate securitised loans	1 216	1 841

	249 939	236 007

D.3. Specific provision for credit loans (in EUR ‘000)

Movements in the specific provision are tabulated below:

	31.12.2003	31.12.2002
Provision at beginning of the year	175 000	175 000
Use during the year	-40 627	0
Allowance during the year	40 627	0

Provision at end of the year	175 000	175 000

Note E – Shares and other variable-yield securities and participating interests

E.1.	Shares and other variable-yield securities

This item comprises (in EUR ‘000):

	31.12.2003		31.12.2002
Venture capital operations – after write-down of EUR 234 201 (2002: EUR 125 467)	706 077		688 231
EBRD shares	140 625	(1)	132 188
Shares acquired with a view to guaranteeing recovery of loans and advances – after write-down of EUR 9 744 ( 2002 EUR 10 189)	31 377	(2)	18 781

	878 079		839 200

(1):	The amount of EUR 140 625 000 (2002: EUR 132 187 500) corresponds to the capital paid in by the Bank as at 31 December 2003 with respect to its subscription of EUR 600 000 000 to the capital of the EBRD.

The Bank holds 3.03 % of the subscribed capital.

Neither the Bank’s result nor its own funds would have been materially affected had these shares been accounted for using the equity method.

In EUR’000	% held	Total own funds	Total net result	Balance sheet
EBRD (31.12.2002)	3.03	4 609 995	108 078	20 112 198
EBRD (31.12.2001)	3.03	4 183 595	157 182	20 947 293

(2):	The total number of Eurotunnel shares held by the Bank as at 31.12.03 is 58 971 193, equivalent to EUR 31 376 557. As at 31 December 2003, a partial conversion of EIB’s Eurotunnel debt has taken place, as foreseen in the 1998 EUT Restructuring Agreement. The Bank has received, in exchange for Eurotunnel denominated debt, 27 029 893 Eurotunnel shares at a value per share of GBP 0.375 which have been added to the 31 941 300 Eurotunnel shares owned by the Bank before this conversion.

E.2.	Participating interests

The account “participating interests” for an amount of EUR 264 831 786 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1 192 000 000) to the capital of the European Investment Fund, with its registered office in Luxembourg.

The Bank holds 59.60 % of the subscribed capital of the EIF.

During 2003, the Bank sold a total of 23 EIF shares. The Management Committee agreed to such sales on the basis that the sales price was derived from the price paid by the EIB for EIF shares at the time of the EIF Reform and the exercise price under the put option referred to below (which was also extended to the new EIF shareholders).

Under the terms of a put option in respect of the remaining 808 EIF shares, the EIB is offering to buy these shares from the EIF’s other shareholders on 30 June 2005 for a price of EUR 315 000 per share. This purchase price represents an annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at 31 December 2003 does not require any provision to be made by the Bank as a result of this commitment.

Note F – Property, furniture, equipment and intangible assets (in EUR ‘000)

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total Property, furniture and equipment	Total intangible assets
Historical cost
At 1 January 2003	10 085	142 853	349	27 619	180 906	14 836
Additions	0	9 193	0	12 461	21 654	1 885

Disposals	0	0	0	-8 529	-8 529	-5 988

At 31 December 2003	10 085	152 046	349	31 551	194 031	10 733

Accumulated depreciation
At 1 January 2003	0	56 745	238	11 218	68 201	4 988

Depreciation	0	4 740	14	9 647	14 401	3 658
Disposals	0	0	0	-8 529	-8 529	-5 988

At 31 December 2003	0	61 485	252	12 336	74 073	2 658

Net book value

At 31 December 2003	10 085	90 561	97	19 215	119 958	8 075

At 31 December 2002	10 085	86 108	111	16 401	112 705	9 848

All of the land and buildings are used by the Bank for its own activities. The Luxembourg buildings category includes cost relating to the construction of the new building (EUR 10 039), expected to be completed in 2007.

Note G—Interest subsidies paid and received in advance

Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long-term advance which is entered:

•	on the assets side under item 10. Other assets - a) receivable in respect of EMS interest subsidies paid in advance;

•	on the liabilities side under item 3. Other liabilities - a) interest subsidies received in advance, comprise:

•	amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;

•	interest subsidies, concerning certain lending operations concluded within the Union from the Bank’s own resources, made available in conjunction with the EMS under Council Regulation (EEC) No. 1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;

•	amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No. 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No. 2790/82 of 18 October 1982.

Note H - Other balance sheet accounts (in EUR ‘000)

		31.12.2003	31.12.2002
Sundry debtors:
–	Staff housing loans and advances	58 212	70 238
–	Net balance of amounts disbursed in respect of borrowings and amounts received in respect of loans under NCI operations managed for the account of the European Community [Special Section]	0	57 779
–	Borrowing proceeds to be received	19 141	449 063
–	Payments in transit in respect of derivatives	0	304 467
–	Loan instalments receivable	66 801	49 461
–	Other	331 899	175 814

		476 053	1 106 822

		31.12.2003	31.12.2002
Sundry creditors:
–	European Community accounts:
	• for Special Section operations and related unsettled amounts	296 128	233 364
	• deposit accounts	394 707	269 420
–	Payments in transit in respect of derivatives	0	301 625
–	Optional Supplementary Provident Scheme (Note L)	161 024	144 264
–	Other	122 251	87 328

		974 110	1 036 001

Note I - Prepayments and accrued income—Accruals and deferred income (in EUR ‘000)

	31.12.2003	31.12.2002
Prepayments and accrued income:
Interest and commission receivable	1 997 350	2 170 871
Deferred borrowing charges	735 416	720 290
Other	2 761	1 355

	2 735 527	2 892 516
Accruals and deferred income:
Interest and commission payable	2 753 370	3 198 493
Deferred loan proceeds	470 184	585 952
Deferred borrowing proceeds	1 137 261	713 250
HIPC initiative	57 624	62 251
Personnel costs payable	4 207	7 278
External mobility costs	4 611	7 500
Other	23 723	24 819

	4 450 980	4 599 543

Note J - Amounts owed to credit institutions with agreed maturity dates or periods of notice (in EUR ‘000)

	31.12.2003	31.12.2002
Short-term borrowings	298 078	1 172 542
Promissory notes issued in respect of paid-in capital of EBRD	10 125	10 125

	308 203	1 182 667

Note K - Summary statement of debts evidenced by certificates as at 31 December 2003 (in EUR ‘000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE (–)
PAYABLE IN	OUTSTANDING AT 31.12.2002	AVERAGE RATE	OUTSTANDING AT 31.12.2003	AVERAGE RATE	DUE DATES	31.12.2002	AVERAGE RATE	31.12.2003	AVERAGE RATE	OUTSTANDING AT 31.12.2002	OUTSTANDING AT 31.12.2003
EUR	77 303 117	5.13	85 203 015	4.75	2004/2040	31 127 088+	3.12	34 511 322+	2.36	108 430 205	119 714 337

GBP	48 068 756	6.17	45 444 668	5.81	2004/2040	4 008 082-	3.79	3 290 559-	3.72	44 060 674	42 154 109
DKK	363 451	5.26	228 341	6.00	2004/2010	90 928+	2.80	70 454+	1.95	454 379	298 795
SEK	203 763	5.70	568 833	4.43	2004/2011	1 178 448+	3.70	1 438 342+	2.68	1 382 211	2 007 175

USD	44 451 612	5.09	46 992 345	4.20	2004/2033	17 553 055-	1.94	16 382 818-	1.10	26 898 557	30 609 527
CHF	3 199 532	3.61	2 599 653	3.56	2004/2015	56 114-	5.85	52 314-	5.85	3 143 418	2 547 339
JPY	4 052 721	3.56	5 269 663	4.01	2004/2034	1 749 289-	-0.16	3 725 850-	-0.16	2 303 432	1 543 813
NOK	604 761	5.99	724 974	6.00	2004/2008	426 082-	6.55	595 429-	2.57	178 679	129 545
CAD	619 336	7.71	369 595	8.15	2004/2008	558 912-	0.00	307 996-	0.00	60 424	61 599
AUD	1 533 196	5.03	2 169 385	4.91	2005/2006	1 533 196-	0.00	2 169 385-	0.00	0	0
CZK	477 808	6.02	1 130 570	4.83	2004/2028	298 800+	2.36	70 843+	1.82	776 608	1 201 413
HKD	1 179 981	6.97	780 222	6.16	2004/2010	1 179 981-	0.00	780 222-	0.00	0	0
NZD	100 125	6.50	103 928	6.50	2004/2007	100 125-	0.00	103 928-	0.00	0	0
ZAR	727 895	12.20	769 477	11.23	2004/2018	429 651-	12.91	416 795-	7.32	298 244	352 682
HUF	311 059	9.09	489 524	7.70	2004/2012	120 166-	8.39	82 225-	12.02	190 893	407 299
PLN	430 714	10.93	442 779	8.60	2004/2017	261 225-	0.00	153 592-	5.36	169 489	289 187
TWD	1 289 507	4.51	1 122 754	4.14	2004/2013	1 289 507-	0.00	1 122 754-	0.00	0	0
SKK	0	0.00	94 792	5.00	2004/2028	113 245+	8.29	114 161+	8.29	113 245	208 953

TOTAL	184 917 334		194 504 518

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 1 328 million). All such borrowings are hedged in full through swap operations.

Note L - Provisions for liabilities and charges—staff pension fund (in EUR ‘000)

Commitments in respect of retirement benefits plans were valued at 30 June 2000 by an independent actuary using the projected unit credit method. That valuation was updated in May 2001 using the following assumptions:

•	a discount rate of 6% for determining the actuarial present value of benefits accrued;

•	a retirement age of 62;

•	a combined average impact of the increase in the cost of living and career progression estimated at 4%;

•	a rate of adjustment of pensions of 1.5%;

•	probable resignation of 3% up to age 55;

•	use of EVK/PRASA 90 actuarial tables.

The EIB’s commitments have been found to be covered based on the updated valuation of May 2001.

The movements in the pension fund provision were as follows:

	2003	2002
Provision at beginning of the year	517 205	474 951
Payments made during the year	-20 793	-19 037
Annual cost	64 087	61 291

Provision at 31 December	560 499	517 205

The above figures do not include the liability towards members of staff in respect of the Optional Supplementary Provident Scheme (a contributory defined benefit pension scheme). The corresponding amount of EUR 161 million (2002: EUR 144.3 million) is entered under “Sundry creditors” (note H).

Note M – Fund for general banking risks (in EUR ‘000)

Movements in the Fund for general banking risks are tabulated below:

	31.12.2003	31.12.2002
Fund at beginning of the year	1 105 000	1 080 000
Transfer for the year	-55 000	25 000

Fund at end of the year	1 050 000	1 105 000

Note N – Geographical analysis of “Interest and similar income” (in EUR ‘000 )

(item 1 of the profit and loss account)	31.12.2003	31.12.2002
Germany	1 375 053	1 454 812
France	1 031 485	1 146 295
Italy	980 345	1 145 673
United Kingdom	1 031 690	1 205 993
Spain	890 401	1 017 252
Belgium	151 943	172 412
Netherlands	113 646	119 671
Sweden	123 277	147 968
Denmark	143 551	186 848
Austria	120 551	136 309
Finland	128 942	124 832
Greece	434 357	414 251
Portugal	500 826	496 335
Ireland	84 806	93 772
Luxembourg	26 287	28 597

	7 137 160	7 891 020
Outside the European Union	971 552	1 009 465

	8 108 712	8 900 485
Income not analysed (1)	697 703	872 771

	8 806 415	9 773 256

(1) Income not analysed:

Revenue from investment portfolio securities	172 444	208 606
Revenue from short-term securities	157 519	168 768
Revenue from money-market operations	360 380	485 958
EIF guarantee commission(*)
[EIB counterguarantee]	7 360	9 439

	697 703	872 771

(*):	Net of annual amortisation

Note O – Geographical analysis of “Commission income” (in EUR ‘000)

(item 4 of the profit and loss account)	31.12.2003	31.12.2002
Italy	0	1
United Kingdom	42	50
Ireland	16	17

	58	68

Investment Facility - Cotonou	29 799	0
Other Community institutions	19 750	20 447

	49 607	20 515

Note P – General administrative expenses (in EUR ‘000)

(item 8 of the profit and loss account)	31.12.2003	31.12.2002
Salaries and allowances	117 609	109 983
Welfare contributions and other social costs	59 906	53 365

Staff costs	177 515	163 348
Other general administrative expenses	71 857	62 777

	249 372	226 125

The number of persons employed by the Bank was 1 196 at 31 December 2003 (1 113 at 31 December 2002).

Note Q – Special deposits for service of borrowings

This item represents the amount of coupons and bonds due, paid by the Bank to the paying agents, but not yet presented for payment by the holders of bonds issued by the Bank.

Note R – Estimated present value of financial instruments

The Bank records balance sheet financial instruments on the basis of their historical cost in foreign currency (apart from the operational portfolio) representing the amount received in the case of a liability or the amount paid to acquire an asset. The present value of the financial instruments (mainly loans, treasury, securities and borrowings after long-term interest rate or currency swaps) entered under assets and liabilities compared with their accounting value is shown in the table below:

		Assets		Liabilities
(EUR million) 31 December 2003		net accounting value	present value	accounting value	present value
– Loans		207 237	212 864	—	—
– Investment portfolio		2 517	2 605	—	—
– Liquid assets		13 869	13 898	—	—
– Borrowings after swaps		—	—	196 071	200 853

	Total 2003	223 623	229 367	196 071	200 853

		Assets		Liabilities
(EUR million) 31 December 2002		net accounting value	present value	accounting value	present value
– Loans		197 039	205 237	—	—
– Investment portfolio		2 506	2 625	—	—
– Liquid assets		10 976	10 976	—	—
– Borrowings after swaps		—	—	184 710	191 846

	Total 2002	210 521	218 838	184 710	191 846

The method of calculation of the present value of the financial instruments making up the assets and liabilities is based on the cash flows of the instruments and of the funding curve of the Bank. The curve reflects the cost of financing of the bank at the end of the year.

Note S – Risk management

This section presents information about the Bank’s exposure to and its management and control of risks, in particular the primary risks associated with its use of financial instruments. These are:

–	credit risk,

–	interest rate risk,

–	liquidity risk,

–	exchange risk.

S.1.	Credit risk

Credit risk concerns mainly the Bank’s lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the “Derivatives” section (note T).

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Risk Management Directorate under the direct responsibility of the Management Committee. The Bank has thus established an operationally independent structure for determining and monitoring credit risk.

S.1.1. Loans

In order to limit the credit risk on its loan portfolio, the Bank lends only to counterparties with demonstrated creditworthiness over the longer term and sound guarantees.

In order efficiently to measure and manage credit risk on loans, the Bank has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantees relating to the loan portfolio as at 31 December 2003 is analysed below (in EUR million):

Within the European Union

Guarantor
Borrower	Member states	Public institutions	Zone “A” banks	Corporates	Without formal guarantee (1)	Total 2003	Total 2002
Member States	0	0	0	0	11 405	11 405	13 006
Public institutions	19 211	17 379	1 543	689	1 271	40 093	36 487
Zone “A” banks	13 289	34 900	12 063	17 283	13 934	91 469	86 862
Corporates	10 303	3 081	22 409	24 934	5 938	66 665	64 063

Total 2003	42 803	55 360	36 015	42 906	32 548	209 632

Total 2002	40 963	47 952	32 271	43 985	35 247		200 418

(1)	Loans for which no formal guarantee was required, the borrower’s level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Bank’s right of access to independent security.

Outside the European Union

Secured by:	31.12.2003		31.12.2002
Member States	1 596		1 677
Community budget	22 666	(*)	21 661	(*)
Facilities	13 707		9 805

Total	37 969		33 143

(*)	of which 2 557 million in risk-sharing operations as explained below (2002: 2 546 million).

Loans outside the Community (apart from those under the Pre-Accession Facility and the Mediterranean Partnership Facility – “the Facilities”) are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14 April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Bank loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transfer ability, expropriation, war and civil disturbance. To date, finance contracts for EUR 3 872 million in risk-sharing loans have been signed under these agreements.

Loans granted under the Facilities (EUR 13 707 million) are not secured by guarantees of the Community budget or the Member States.

LOANS FOR PROJECTS OUTSIDE THE UNION (in EUR million)

Breakdown of loans by guarantee as at 31 December 2003

Agreement	Outstanding 31.12.2003	Outstanding 31.12.2002
100% Member States guarantee
– ACP/OCT Group 2nd Lomé Convention	0	4
– ACP/OCT Group 3rd Lomé Convention	76	119
– ACP/OCT Group 4th Lomé Convention	529	677
– ACP/OCT Group 4th Lomé Convention/ 2nd Financial Protocol	985	877

Total 100% Member States guarantee	1 590	1 677

75% Member States guarantee
– Cotonou partnership agreement	6	0

Total 75% Member States guarantee	6	0

Total Member States guarantee	1 596	1 677

100% Community budget guarantee
– South Africa – 300 m – BG Decision 19.06.95	160	185
– ALA I – 750 m	312	393
– ALA interim (100% guarantee) – 153 m	75	94
– CEEC – 1 bn – BG Decision 29.11.89	323	447
– CEEC – 3 bn – BG Decision 02.05.94	1 870	2 220
– CEEC – 700 m – BG Decision 18.04.91	194	255
– Russia – 100 m – 2/2002-2/2004	25	0

Total 100% Community budget guarantee	2 959	3 594

75% Community budget guarantee
– Mediterranean Protocols	2 806	3 334
– Yugoslavia – 1st Protocol	13	23
– Yugoslavia – 2nd Protocol	142	169
– Slovenia – 1st Protocol	111	121

Total 75% Community budget guarantee	3 082	3 663

70% Community budget guarantee
– South Africa – 375 m – Decision 29.01.97	259	277
– ALA II – 900 m	657	868
– ALA interim (70% guarantee: risk sharing) – 122 m	73	102
– Bosnia-Herzegovina – 100 m 99/2001	99	100
– Euromed (EIB) – 2 310 m – Decision 29.01.97	1 899	2 104
– FYROM – 150 m – 1998/2000	148	150
– CEEC – 3 520 m – Decision 29.01.97	2 730	2 977

Total 70% Community budget guarantee	5 865	6 578

65% Community budget guarantee
– South Africa – 825 m – Decision – 7/2000-7/2007	485	244
– ALA III – 2/2000-7/2007	1 111	988
– Euromed II – 2/2000-7/2007	4 526	3 166
– CEEC – 8 680 m – 2/2000-7/2007	3 815	2 848
– Turkey special action - 2001	223	130
– Turkey–TERRA–11/1999-11/2002	600	450

Total 65% Community budget guarantee	10 760	7 826

Total Community budget guarantee	22 666	21 661

Facilities
– Pre-Accession Facility	13 555	9 805
– Mediterranean Partnership Facility	152	0

Total Facilities	13 707	9 805

TOTAL	37 969	33 143

A breakdown of disbursed loans outstanding (in EUR million) at 31 December 2003 according to the sectors in which borrowers are engaged is set out below:

Maturity
Sector:	not more than 1 year	1 year to 5 years	more than 5 years	Total 2003	Total 2002
Energy	2 217	8 961	12 672	23 850	23 322
Transport	2 643	11 898	46 044	60 585	54 004
Telecommunications	2 002	4 975	1 789	8 766	11 860
Water, sewerage	1 007	4 288	8 747	14 042	14 425
Miscellaneous infrastructure	564	3 646	7 307	11 517	9 051
Agriculture, forestry, fisheries	28	141	158	327	356
Industry	2 388	7 061	4 321	13 770	14 751
Services	219	1 546	1 496	3 261	2 889
Global loans	6 008	21 491	36 483	63 982	61 264
Health, education	97	807	6 232	7 136	5 117

TOTAL 2003	17 173	64 814	125 249	207 236

TOTAL 2002	15 267	67 351	114 421		197 039

S.1.2. Treasury

The credit risk associated with treasury (securities, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and out-standing treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Risk Management Directorate).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers (as at 31 December 2003):

	Securities portfolio %		Treasury instruments %
Moody’s or equivalent rating	2003	2002	2003	2002
AAA	74	83	15	12
P1	6	0	12	17
AA1 to AA3	12	12	51	45
A1	7	3	10	15
Below A1	1	1	12	10
Non-rated	0	1	0	1

Total	100	100	100	100

S.2. Interest rate risk

The Bank has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Bank’s Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Bank against substantial fluctuations in its long-term revenues .

Given a notional own funds portfolio in line with the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in a decrease of EUR 581 000 in the net present value of the Bank’s own funds.

The following table illustrates the Bank’s exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (in EUR million)

At 31.12.2003	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2003

Assets
Loans (gross)	117 977	4 236	4 969	34 525	45 530	207 237
Net liquidity	13 216	481	103	1 332	1 254	16 386

	131 193	4 717	5 072	35 857	46 784	223 623
Liabilities
Borrowings and swaps	126 109	7 321	3 703	27 146	31 792	196 071

Interest rate risk	5 084	-2 604	1 369	8 711	14 992

At 31.12.2002	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2002

Assets
Loans (gross)	104 939	2 912	5 635	36 614	46 939	197 039
Net liquidity	10 494	182	177	1 259	1 370	13 482

	115 433	3 094	5 812	37 873	48 309	210 521
Liabilities
Borrowings and swaps	120 630	-4 167	3 558	28 665	36 024	184 710

Interest rate risk	-5 197	7 261	2 254	9 208	12 285

S.3. Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the balance sheet date and the contractual maturity date.

Assets and liabilities for which there is no contractual maturity date are classified under “Maturity undefined”.

Liquidity Risk (in EUR million)

Maturity at 31.12.2003	< 3 months	> 3 months < 1 year	> 1 year < 5 years	> 5 years	maturity undefined	Total 2003

Assets
Cash in hand, central banks and post office banks	12	0	0	0	0	12
Treasury bills eligible for refinancing with central banks	81	72	757	572	0	1 482
Other loans and advances:
• Current accounts	196	0	0	0	0	196
• Others	13 257	0	0	0	0	13 257

	13 453	0	0	0	0	13 453
Loans:
• Credit institutions	2 212	7 245	29 920	56 357	0	95 734
• Customers	1 767	5 948	34 893	67 504	0	110 112

	3 979	13 193	64 813	123 861	0	205 846

Debt securities including fixed-income securities	4 086	1 254	1 518	1 945	0	8 803
Other assets	0	0	0	0	4 482	4 482

Total assets	21 611	14 519	67 088	126 378	4 482	234 078

Liabilities
Amounts owed to credit institutions	298	4	6	0	0	308
Debts evidenced by certificates	8 351	20 928	96 759	68 467	0	194 505
Currency swap contracts adjustment	107	1 509	5 414	-60	0	6 970
Capital, reserves and profit	0	0	0	0	25 984	25 984
Other liabilities	0	0	0	0	6 311	6 311

Total liabilities	8 756	22 441	102 179	68 407	32 295	234 078

Maturity at 31.12.2002	< 3 months	> 3 months < 1 year	> 1 year < 5 years	>5 years	maturity undefined	Total 2002
Assets
Cash in hand, central banks and post office banks	16	0	0	0	0	16
Treasury bills eligible for refinancing
with central banks	20	145	704	529	0	1 398
Other loans and advances:
• Current accounts	107	0	0	0	0	107
• Others	9 932	0	0	0	0	9 932

	10 039	0	0	0	0	10 039
Loans:
• Credit institutions	1 497	5 322	32 409	53 187	0	92 415
• Customers	1 383	7 063	34 709	59 453	0	102 608

	2 880	12 385	67 118	112 640	0	195 023
Debt securities including fixed-income securities	4 056	868	1 448	2 690	0	9 062
Other assets	0	0	0	0	5 231	5 056

Total assets	17 011	13 398	69 270	115 859	5 231	220 769

Liabilities
Amounts owed to credit institutions	1 173	4	6	0	0	1 183
Debts evidenced by certificates	13 211	10 794	95 564	65 348	0	184 917
Currency swap contracts adjustment	99	18	2 985	447	0	3 549
Capital, reserves and profit	0	0	0	0	24 615	24 615
Other liabilities	0	0	0	0	6 505	6 505

Total liabilities	14 483	10 816	98 555	65 795	31 120	220 769

An “investment portfolio” (note B) has been created in order to ensure the Bank’s solvency and to contend with unforeseen liquidity needs. This securities portfolio consists mainly of fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, acquired with the intention of holding them until final maturity.

S.4. Foreign exchange rate risk

The sources of foreign exchange rate risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Bank’s objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.

Foreign exchange position (in EUR million)

Currency at 31.12.2003	Euro	Pounds Sterling	US Dollars	Other currencies	Total except Euros	Grand Total 2003
Assets
Cash in hand, central banks and post office banks	3	9	0	0	9	12
Treasury bills eligible for refinancing
with central banks	1 482	0	0	0	0	1 482
Other loans and advances:
• Current accounts	106	3	16	71	90	196
• Others	6 163	1 829	3 263	2 002	7 094	13 257

	6 269	1 832	3 279	2 073	7 184	13 453
Loans:
• Credit institutions	55 549	22 796	15 787	1 602	40 185	95 734
• Customers	78 293	15 601	10 155	6 063	31 819	110 112

	133 842	38 397	25 942	7 665	72 004	205 846
Debt securities including fixed-income securities	5 714	1 753	1 310	26	3 089	8 803
Other assets	3 064	741	528	149	1 418	4 482

Total assets	150 374	42 732	31 059	9 913	83 704	234 078

Liabilities
Amounts owed to credit institutions	238	4	42	24	70	308
Debts evidenced by certificates
• Debts securities in issue	84 898	44 874	46 993	16 537	108 404	193 302
• Others	305	571	0	327	898	1 203

	85 203	45 445	46 993	16 864	109 302	194 505
Currency swap contracts adjustment	34 012	-3 369	-16 491	-7 182	-27 042	6 970
Capital, reserves and profit	25 984	0	0	0	0	25 984
Other liabilities	4 898	688	519	206	1 413	6 311

Total liabilities	150 335	42 768	31 063	9 912	83 743	234 078

Net position as at 31/12/2003	39	-36	-4	1	-39

Currency at 31.12.2002	EURO	Pounds Sterling	US Dollars	Other currencies	TOTAL except Euros	GRAND TOTAL 2002

Assets
Cash in hand, central banks and post office banks	7	9	0	0	9	16
Treasury bills eligible for refinancing
with central banks	1 398	0	0	0	0	1 398
Other loans and advances:
• Current accounts	76	3	11	17	31	107
• Others	6 661	995	860	1 416	3 271	9 932

	6 737	998	871	1 433	3 302	10 039
Loans:
• Credit institutions	53 169	24 264	13 357	1 625	39 246	92 415
• Customers	67 674	17 658	11 253	6 023	34 934	102 608

	120 843	41 922	24 610	7 648	74 180	195 023
Debt securities including fixed-income securities	6 655	1 125	950	332	2 407	9 062
Other assets	3 243	846	662	480	1 988	5 231

Total assets	138 883	44 900	27 093	9 893	81 886	220 769

Liabilities
Amounts owed to credit institutions	786	397	0	0	397	1 183
Debts evidenced by certificates:
• Debts securities in issue	77 148	47 681	44 452	14 738	106 871	184 019
• Others	155	388	0	355	743	898

	77 303	48 069	44 452	15 093	107 614	184 917
Currency swap contracts adjustment	31 457	-4 313	-17 895	-5 700	-27 908	3 549
Capital, reserves and profit	24 615	0	0	0	0	24 615
Other liabilities	4 721	757	534	493	1 784	6 505

Total liabilities	138 882	44 910	27 091	9 886	81 887	220 769

Net position as at 31/12/2002	1	-10	2	7

Note T—Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indices.

T.1. As part of funding activity

The Bank uses derivatives mainly as part of its funding strategy in order to bring the characteristics of the funds raised, in terms of currencies and interest rates, into line with those of loans granted and also to reduce funding costs.

The derivatives most commonly used are:

–	Currency swaps

–	Interest rate swaps

–	Deferred rate-setting (DRS) agreements

–	Asset swaps

T.1.1. Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

T.1.2. Interest rate swaps

Interest rate swaps are contracts under which, generally, it is agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

T.1.3. Deferred rate-setting (DRS) agreements

This derivative is similar to an interest rate swap contract (fixed rate/floating rate or vice versa). However, it is used more specifically by long-term financing institutions such as the EIB, which raises substantial amounts on the capital markets.

T.1.4. Asset swaps

Asset swaps are arranged for investments in bonds that do not have the desired cash-flows features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Bank eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Bank to modify the interest rate and currency structure of its borrowing portfolio in order to accommodate requests from its clients and also to reduce funding costs by exchanging its advantageous access conditions to certain capital markets with its counterparties.

Long-term derivatives transactions are not used for trading, but only for fund-raising and for the reduction of market risk exposure.

All interest rate and currency swaps linked to the borrowing portfolio have maturities identical to the corresponding borrowings and are therefore of a long-term nature.

•	Derivatives credit risk mitigation policy:

The credit risk with respect to derivatives lies in the loss which the Bank would incur were a counterparty unable to honour its contractual obligations.

In view of the special nature and complexity of the derivatives transactions, a series of procedures has been put in place to safeguard the Bank against losses arising out of the use of such instruments.

•	Contractual framework:

All the EIB’s long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, of Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

•	Counterparty selection:

The minimum rating at the outset is set at A1, the EIB having the right of early termination if the rating drops below a certain level.

•	Limits:

Limits have been set in term of:

–	total net market value of derivatives exposure with a counterparty:

–	unsecured exposure to a counterparty:

–	specific concentration limits expressed as nominal amount.

All limits are dynamically adapted to the credit quality of the counterparty.

•	Monitoring:

The derivatives portfolio is regularly valued and compared against limits.

•	Collateralisation:

–	Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds.

–	Very complex and illiquid transactions require collateralisation over and above the current market value.

–	Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional value. In the Bank’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the “current exposure” method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive replacement value of the contracts, increased by the potential risks, contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterpart (BIS 2 weighted risk).

The following tables show the maturities of currency swaps (excluding short-term currency swaps – see T.2 below) and interest rate swaps plus DRS combined, sub-divided according to their notional amount and the associated credit risk. The notional amounts are disclosed off balance sheet:

Currency swaps at 31.12.2003 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2003
Notional amount	7 430	27 044	1 222	5 035	40 731
Net discounted value	-1 458	-4 589	-157	17	-6 187
Credit risk (BIS 2 weighted)	41	300	22	206	569

Currency swaps at 31.12.2002 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2002
Notional amount	5 251	30 071	3 156	2 316	40 794
Net discounted value	-119	-1 592	-249	216	-1 744
Credit risk (BIS 2 weighted)	79	539	46	204	868

Interest rate swaps and DRS at 31.12.2003 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2003
Notional amount	13 312	70 306	37 796	33 651	155 065
Net discounted value	287	2 561	203	1 902	4 953
Credit risk (BIS 2 weighted)	116	967	562	757	2 402

Interest rate swaps and DRS at 31.12.2002 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 2002
Notional amount	11 864	63 428	20 357	32 770	128 419
Net discounted value	319	3 221	1 048	2 013	6 601
Credit risk (BIS 2 weighted)	105	1 048	510	836	2 499

The Bank does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at least cost, the Bank enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are covered by swap contracts to hedge the corresponding market risk.

Tabulated below are the number and notional amount of the various types of options embedded in borrowings:

	Option embedded		Stock exchange index		Special structure coupon or similar
	2003	2002	2003	2002	2003	2002
Number of transactions	306	169	16	20	71	27
Notional amount (in EUR million)	12 503	7 427	1 328	1 580	5 134	2 903
Net discounted value	-160	-121	-94	-197	213	226

All options contracts embedded in, or linked with, borrowings are negotiated over the counter.

Generally, there is no credit risk on these options, except in some cases where they are based on a stock exchange index, but for which security exists in the form of regularly monitored collateral.

Ratings exposure table: all new transactions are concluded with counterparties rated at least A1. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Grouped Ratings		Percentage of Nominal		Net Market Exposure		CRE BIS2 Swaps & DRS
		2003	2002	2003	2002	2003	2002
Aaa		7.2%	8.5%	302	574	772	1 227
Aa1 to Aa3		55.9%	53.2%	329	531	1 882	3 784
A1		30.7%	35.7%	16	70	1 284	2 766
A2 to Baa3		5.8%	2.1%	7	10	570	258
N.R.		0.4%	0.5%	0	0	208	191

	Total	100%	100%	654	1 185	4 716	8 226

T.2. As part of liquidity management

The Bank also enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps stood at EUR 2 482 million at 31 December 2003, against EUR 2 290 million at 31 December 2002.

Note U—Geographical breakdown of lending by country in which projects are located (in EUR ‘000)

U.1. Loans for projects within the Union and related loans

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2003	% fin. year 2002

Germany	810	36 805 357	982 945	35 822 412	14.86%	14.99%
France	335	27 640 396	3 519 235	24 121 161	11.16%	11.45%
Italy	928	33 405 848	3 001 677	30 404 171	13.49%	13.54%
United Kingdom	259	22 571 364	3 809 388	18 761 976	9.12%	10.12%
Spain	516	33 032 729	3 493 231	29 539 498	13.34%	12.64%
Belgium	75	3 960 869	572 830	3 388 039	1.60%	1.78%
Netherlands	54	3 325 841	1 006 000	2 319 841	1.35%	1.30%
Sweden	113	4 391 326	958 470	3 432 856	1.77%	1.87%
Denmark	101	5 441 313	885 176	4 556 137	2.20%	2.32%
Austria	144	4 433 643	0	4 433 643	1.79%	1.73%
Finland	72	4 072 926	362 500	3 710 426	1.64%	1.49%
Portugal	229	15 036 827	2 652 436	12 384 391	6.07%	6.28%
Greece	132	10 698 021	1 209 510	9 488 511	4.32%	4.21%
Ireland	67	2 341 502	347 527	1 993 975	0.95%	0.99%
Luxembourg	34	692 137	191 050	501 087	0.28%	0.25%
Related loans (*)	24	1 781 974	218 167	1 563 807	0.72%	0.85%

Total	3 893	209 632 073	23 210 142	186 421 931	84.66%	85.81%

(*):	Loans authorised under the second paragraph of Article 18 (1) of the Statute for projects located outside the territory of Member States of the Union but offering benefits for the Union are considered as related to loans within the Union.

U.2. Loans for projects outside the Union

U.2.1. ACP Countries/OCT

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2003	% fin. year 2002

Namibia	10	136 154	7 003	129 151
Mauritius	13	129 616	76 516	53 100
Mozambique	6	108 629	60 000	48 629
Kenya	7	105 003	21 139	83 864
Dominican Republic	6	99 817	82 624	17 193
ACP Group	3	91 995	26 289	65 706
Regional – Africa	3	90 720	66 000	24 720
Jamaica	9	79 934	7 249	72 685
Zimbabwe	10	63 968	18 030	45 938
Barbados	6	60 765	25 532	35 233
Botswana	8	56 352	12 500	43 852
Swaziland	3	53 500	43 500	10 000
Ghana	4	53 447	13 310	40 137
Lesotho	3	52 977	4 590	48 387
Senegal	2	52 285	10 062	42 223
Regional – Central Africa	1	50 970	44 636	6 334
Trinidad and Tobago	4	44 661	0	44 661
Mauritania	3	38 797	10 000	28 797
Cameroon	2	24 616	5 000	19 616
Bahamas	3	21 983	0	21 983
Cape Verde	1	20 000	9 500	10 500
Côte-d’Ivoire	4	19 157	0	19 157
Papua New Guinea	5	18 744	0	18 744
Regional—West Africa	1	17 479	0	17 479
Gabon	2	12 786	0	12 786
Nigeria	1	12 255	0	12 255
Saint Lucia	4	11 983	5 000	6 983
Regional—Caribbean	1	9 305	0	9 305
French Polynesia	2	7 680	1 000	6 680
Malawi	4	6 320	0	6 320
Guinea	2	5 732	0	5 732
OCT Group	1	4 868	2 629	2 239
British Virgin Islands	3	4 604	0	4 604
Uganda	1	4 043	0	4 043
New Caledonia and Dependencies	2	3 763	0	3 763
Chad	1	3 382	0	3 382
Saint Vincent and The Grenadines	2	3 225	0	3 225
Cayman Islands	2	2 632	0	2 632
Surinam	1	2 468	0	2 468
Grenada	1	2 293	0	2 293
Falkland Islands	2	2 058	0	2 058
Aruba	1	2 000	2 000	0
Tonga	2	1 571	0	1 571
Belize	1	1 522	0	1 522
Netherlands Antilles	2	424	0	424

Sub-total	155	1 596 483	554 109	1 042 374	0.64%	0.72%

U.2.2. South Africa

Countries and territories in which projects are located	Number of loans	Aggregate loans granted		Undisbursed portion	Disbursed portion	% of total 2003		% fin. year 2002

Sub-total	27	904 047		261 999	642 048	0.37%		0.30%

U.2.3. Euro-Mediterranean Partnership Countries and the Balkans

Turkey	31	2 514 575		1 160 332	1 354 243
Egypt	36	1 754 254		967 307	786 947
Tunisia	45	1 654 210		824 500	829 710
Morocco	39	1 611 873		714 100	897 773
Algeria	34	1 585 149		583 000	1 002 149
Serbia and Montenegro	18	545 184		375 354	169 830
Croatia	16	486 720		341 421	145 299
Lebanon	13	409 644		133 350	276 294
Syria	6	394 595		345 500	49 095
Jordan	25	347 752		80 897	266 855
Bosnia-Herzegovina	4	184 028		130 010	54 018
FYROM	8	177 892		85 232	92 660
Albania	7	151 804		95 000	56 804
Gaza-West Bank	8	147 516		106 270	41 246
Israel	3	34 916		0	34 916

Sub-total	293	12 000 112		5 942 273	6 057 839	4.85%		4.44%

U.2.4. Russian Federation

Sub-total	1	25 000		25 000	0	0.01%		0.00%

U.2.5. Acceding and Accession Countries
Poland	72	6 483 227		3 211 545	3 271 682
Czech Republic	46	4 312 774		1 932 484	2 380 290
Romania	45	2 853 502		1 434 013	1 419 489
Hungary	50	2 557 515		855 385	1 702 130
Slovenia	29	1 258 771		487 871	770 900
Slovakia	27	1 170 402		311 500	858 902
Cyprus	20	868 118		420 000	448 118
Bulgaria	24	835 877		536 782	299 095
Latvia	15	325 577		192 872	132 705
Lithuania	17	318 344		161 342	157 002
Estonia	13	197 592		48 800	148 792
Malta	4	33 412		25 000	8 412

Sub-total	362	21 215 111		9 617 594	11 597 517	8.57%		7.68%

U.2.6. Asia and Latin American Countries
Brazil	23	717 451		201 912	515 539
Argentina	10	316 207		62 972	253 235
Indonesia	5	225 261		105 488	119 773
Philippines	4	133 406		1 241	132 165
China	3	116 633		56 167	60 466
Pakistan	3	87 949		71 182	16 767
Regional – Central America	3	85 294		65 590	19 704
Mexico	3	77 683		36 307	41 376
India	2	74 284		50 000	24 284
Thailand	2	72 423		26 373	46 050
Panama	2	70 609		4 881	65 728
Peru	2	59 988		0	59 988
Vietnam	1	51 465		0	51 465
Sri Lanka	1	39 640		35 000	4 640
Bangladesh	1	36 202		36 202	0
Costa Rica	1	29 940		0	29 940
Regional – Andean Pact	1	26 764		0	26 764
Uruguay	1	6 950		0	6 950

Sub-total	68	2 228 149		753 315	1 474 834	0.90%		1.05%

Total	906	37 968 902		17 154 290	20 814 612	15.34	%(1)	14.19%

TOTAL	4 799	247 600 975	(2)	40 364 432	207 236 543	100.00%		100%

(1):	9.86% excluding Pre-Accession Facility.

(2):	including securitised loans (note B and D.1)

Note V – Segment reporting

The Bank considers that lending constitutes its main business segment: its organisation and entire management systems are designed to support the lending business.

Consequently, the determining factors for segment reporting are:

•	primary determining factor: lending as the main business segment;

•	secondary determining factor: lending in terms of geographical spread.

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:

•	interest and similar income by geographical area (note N);

•	lending by country in which projects are located (note U);

•	tangible and intangible assets by country of location (note F).

Note W—Conversion rates

The following conversion rates were used for establishing the balance sheets at 31 December 2003 and 31 December 2002:

	31.12.2003	31.12.2002
PRE-IN:

Pound sterling	0.704800	0.650500
Danish kroner	7.44500	7.42880
Swedish kronor	9.08000	9.15280

NON-COMMUNITY CURRENCIES:

United States dollars	1.26300	1.04870
Swiss francs	1.55790	1.45240
Lebanese pounds	1879.51	1541.27
Japanese yen	135.050	124.390
Canadian dollars	1.62340	1.65500
Australian dollars	1.68020	1.85560
CFA francs	655.957	655.957
Czech koruny	32.4100	31.5770
Hong Kong dollars	9.80490	8.17810
New Zealand dollars	1.92440	1.99750
South African rand	8.32760	9.00940

Report of the Auditor

The Chairman of the Audit Committee

EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the financial statements, as identified below, of the European Investment Bank for the year ended 31 December 2003. These financial statements are the responsibility of the management of the European Investment Bank. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements identified below give, in accordance with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of banks and other financial institutions, a true and fair view of the financial position of the European Investment Bank as at 31 December 2003 and of the results of its operations and its cash flows for the year then ended.

The financial statements on which our opinion is expressed comprise:

•	Balance sheet

•	Statement of Special Section

•	Profit and loss account

•	Own funds and appropriation of profit

•	Statement of subscriptions to the capital of the Bank

•	Cash flow statement

•	Notes to the financial statements.

ERNST & YOUNG Société Anonyme

/s/ KENNETH A. HAY

Luxembourg, 2 March 2004	Kenneth A. HAY

The Audit Committee

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the financial statements for the past financial year.

Statement by the Audit Committee

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

–	designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports and noted that their opinion on the financial statements is unqualified,

–	convened on a regular basis with the Heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

–	received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

–	the financial statements for the financial year ending on 31 December 2003 as drawn up by the Board of Directors at its meeting on 2 March 2004,

–	that the foregoing provides a reasonable basis for its statement and,

–	Articles 22, 23 & 24 of the Rules of Procedure,

to the best of its knowledge and judgement:

has verified that the Bank’s operations have been carried out in compliance with the formalities and procedures laid down by the Statute and Rules of Procedure;

confirms that the financial statements, comprising the balance sheet, the statement of special section, the profit and loss account, the statement of own funds and appropriation of profit, the statement of subscriptions to the capital of the Bank, the cash-flow statement and the notes to the financial statements give a true and fair view of the financial position of the Bank as at 31 December 2003 and of the results of its operations and cash flows for the year then ended.

Luxembourg, 31 March 2004

The Audit Committee

/s/ C. NACKSTAD	/s/ M. HARALABIDIS	/s/ M. COLAS

C. NACKSTAD	M. HARALABIDIS	M. COLAS

Control and Evaluation

Audit Committee – The Audit Committee is one of the four Governing Bodies of the European Investment Bank. It is independent of the management and control of the Bank and verifies that the Bank’s operations have been conducted in compliance with the procedures laid down in its Statute and the Rules of Procedure, and that its books have been kept in a proper manner. The Audit Committee approves the financial statements of the Bank, the Investment Facility and the consolidated financial statements of the European Investment Bank Group, comprising the Bank and the European Investment Fund. The Governors take note of the report of the Audit Committee and its conclusions, and of the Statements by the Committee (on the consolidated, non-consolidated and Investment Facility financial statements), before approving the Annual Report of the Board of Directors.

In 2003, the Audit Committee reviewed the financial statements, internal management arrangements, accounting policies and internal financial controls. It met with representatives of the other Governing Bodies and key staff members; and it co-ordinated and reviewed the work of the internal and external audit functions. The Audit Committee also reviewed the performance of the external auditors to ensure that an objective and professional relationship was maintained between the Bank and the auditors.

During 2003, under close monitoring of the Audit Committee, the Bank continued to pursue the strengthening of its control structures as recommended by the Basel Committee on Banking Supervision (BIS – Bank for International Settlements) in the internationally recognized “best banking” rules and principles set out in the “Framework for Internal Control Systems in Banking Organisations”.

External auditors – The independent external auditors report directly to the Audit Committee, which they inform each year of their work programme and of the coordination of their activity with that of the Bank’s Internal Audit. The firm Ernst & Young was appointed by the Audit Committee in 1997, after consultation with the Bank’s Management Committee. The contract will expire at the end of 2004. The external auditors are prohibited by their contract of appointment from performing non-audit work on behalf of the Bank.

Internal audit – Catering for audit needs at all levels of management of the EIB Group and acting with the guarantees of independence and of professional standards conferred upon it by its Charter revised in 2001, Internal Audit examines and evaluates the relevance and effectiveness of the internal control systems and the procedures involved. It is also introducing an internal control framework based on BIS guidelines. Hence, Internal Audit reviews and tests controls in critical banking, information technology and administrative areas over a two to five year cycle. Under internal procedures to combat fraud, the Head of Internal Audit has authority to conduct enquiries. The Bank may also call upon external assistance or experts in accordance with the requirements of the enquiry, including the services of the European Anti-Fraud Office (OLAF).

Risk Management Directorate – Effective from November 2003, it was decided to concentrate responsibility for credit, market and operational risks in a single Risk Management Directorate (RM) to benefit from underlying synergies and ensure a greater independence of risk controls from risk-generating activities.

Credit risk – The EIB’s credit policy is codified in a set of Credit Risk Policy Guidelines. These Guidelines set out minimum credit quality levels for both borrowers and guarantors in lending operations, specify the types of securities which are deemed acceptable, and discipline risk-taking for treasury and derivatives transactions They also detail the minimum requirements which loan contracts must meet in terms of key legal clauses and other contractual stipulations to ensure that the Bank’s position ranks at least as high as that of other senior lenders, with prompt access to security when required. In addition, via the counterpart and sector limit system the Guidelines ensure an acceptable degree of diversification in the Bank’s loan portfolio. The Bank’s limit system draws its inspiration from the traditional prudential regulations on concentration and “large exposure” management of the main EU banking directives, though the Bank has generally a more restrictive approach to risk-taking than commercial banks.

The Guidelines undergo periodic adaptations to incorporate evolving operational circumstances and in response to new mandates the Bank may receive from its shareholders.

In line with “best practice” in the banking sector, an internal “Loan Grading” system (relying on an “expected loss” methodology) has been implemented for lending operations. This has become an important part of the loan appraisal process, and credit risk monitoring, and forms the basis for annual general provisioning calculations as well as providing a reference designed to “price” credit risk. Furthermore, utilising a recently introduced credit software package, a portfolio view of credit exposures is implemented, fully integrating the concentration and correlation effects in the Bank’s loan portfolio created by the dependence of various exposures from common risk factors. By adding a portfolio view of credit risks, this new tool complements the Loan Grading’s deal-by-deal approach to credit assessment.

The combination of these elements allows for better assessment of credit exposures and a more quantitative approach to their management. The Bank is also adopting an EIB Group-wide credit risk management perspective taking into consideration the credit exposures generated by the SME guarantee activity of its subsidiary, the European Investment Fund.

ALM and market risk – Market risks are identified, measured, managed and reported according to a set of policies and procedures updated on a regular basis.

Responsibilities for market risks also include the ongoing monitoring of the risk/return trade-off generated by the investment of the own funds of the Bank, as well as the measurement of the economic contributions to the Bank’s own funds of its various activities on the basis of an internal “Price Transfer System”.

The ALM Committee (ALCO) is made up of the Directors General of Operations, Finance and Risk Management and provides a high-level forum for debating the Bank’s “ALM policy” (i.e., the investment and remuneration of its own funds), and the main financial risks arising in the borrowing, lending and treasury activities of the Bank. It promotes and facilitates dialogue among the Directorates represented on it, provides a wider perspective on, and enhances their understanding of, the main financial risks.

Operational Risk – The EIB manages operational risk according to best market practices and refers to the operational risk classification recommended by the Basel Committee on Banking Supervision to ensure completeness in the risk identification process.

The Bank employs a risk-assessment methodology that takes into account all available information including history, risk profile and risk control environment of the various business lines. The key components of this methodology are a set of Key Risk Indicators (KRIs) which are updated on a regular basis, the Operational Risk Scorecard, and a process of validated self-assessment. Operational risks, incidents and losses are monitored and reported monthly to the Management Committee and to Directors.

Management Control – At the end of 2003, it was decided to group together in a single Directorate: (i) the Accounting and Financial Statements Department, under the supervision of the Financial Controller, (ii) the Planning, Budget & Control Division and (iii) an Organisation unit, together comprising the EIB Group’s Management Control, under the direct responsibility of the Deputy Secretary General.

This new structure covers the entire process of translating strategy into objectives and, ultimately,

monitoring the results actually achieved. It does so by means of the Strategy Map, Corporate Operational Plan, Balanced Scorecard, general accounting, budget and budgetary control, production of financial statements (balance sheet and profit & loss accounts) and cost accounting (activity-based management). It is developing integrated reporting focusing both on the financial position and cash flows and on the evaluation of results in relation to strategy, objectives and operational plans. It provides an opinion on requests submitted under the budgetary process or relating to restructuring within the Bank.

At the same time, a Management Control Committee has been created. This is a permanent restricted committee bringing together the central services able to implement horizontal changes (General Secretariat, Human Resources and Information Technologies) in liaison with the Economic and Financial Studies Division so as to link medium-term strategic objectives with available resources. The Management Control Committee’s core task, based on Management Control’s analyses and proposals and the Management Committee’s guidelines, is change management throughout the Bank.

Operations Evaluation – Operations Evaluation (EV) carries out ex-post evaluations and coordinates the self-evaluation process in the Bank. It ensures transparency vis-à-vis the EIB’s governing bodies and interested outside parties, by carrying out thematic, sectoral and regional/country ex-post evaluations of projects financed by the Bank. Published ex-post evaluation synthesis reports can be consulted on the EIB website. Through its work, EV familiarises external observers with the performance of the Bank, and encourages the institution to learn from experience.

In 2003, EV completed ex-post evaluation reports on EIB financing of transport projects in Central and Eastern Europe, and urban development projects in the European Union.

The self-evaluation process was improved: from 2004 on it will cover all individual operations, both inside and outside the European Union, as well as global loans outside the EU. Moreover, the self-evaluation and project completion reporting processes will be integrated in order to increase the efficiency of data collection and presentation on operations in their early maturity phase.

The above-mentioned controls stem from the Bank’s Statute or other internal organisational provisions. As both a Community body and financial institution, the Bank cooperates with other independent control bodies entrusted with such tasks under the Treaty or other regulations.

European Court of Auditors – Under Article 248 of the EC Treaty, the Court has the task of examining the accounts of all revenue and expenditure of the Community. The results of the Court’s audits are published (www.eca.eu.int). The Agreement mentioned in Article 248(3) sets out the arrangements governing the Court’s audit of the use of Community funds managed by the Bank under mandate. It was renewed in 2003. In accordance with the Agreement, the Bank continued to provide the Court of Auditors with all information it requested.

OLAF (European Anti-Fraud Office) – The Bank’s policies regarding the investigation of cases of suspected fraud or corruption ensure close cooperation with OLAF which continued throughout 2003. In keeping with the legal framework provided by the ruling of the European Court of Justice of July 2003, the Bank has prepared a decision regarding the conduct of investigations by OLAF both within the Bank and in relation to projects financed by the Bank.

European Ombudsman – Pursuant to Article 195 of the Treaty, the Ombudsman conducts investigations into alleged instances of maladministration by the Community institutions and bodies. The Treaty vests the Ombudsman with full independence in the performance of his duties. The Bank’s responses to requests for information or opinions, either in the context of a citizen’s complaint or of an investigation opened at the Ombudsman’s own initiative, aim to demonstrate the Bank’s compliance with the various rules that are binding on it. The Ombudsman publishes the results of his enquiries (www.euro-ombudsman.eu.int). During 2003, the Bank received and responded to one request for information.